UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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GENESEE & WYOMING INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GENESEE & WYOMING INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 26, 2011

The annual meeting of stockholders of Genesee & Wyoming Inc. (the “Company”, “we”, “us” or “our”) will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on May 26, 2011, at 10:00 a.m., local time, for the following purposes:

•	to elect the three directors listed herein;

•	to ratify the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan;

•	to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation;

•	to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described in the attached proxy statement;

•	to determine, in a non-binding, advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers;

•	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2011; and

•	to transact such other business as may properly come before our annual meeting, or any adjournments or postponements of the meeting.

The Board of Directors of the Company has fixed the close of business on April 1, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting and any adjournments or postponements of the meeting.

To be sure that your shares are properly represented at our annual meeting, whether you attend it or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope or follow the instructions on the enclosed proxy card for voting by telephone or through the internet. If your shares are held in “street name”, please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or through the internet, or follow the instructions on the voting form they send to you.

Along with the attached proxy statement for our annual meeting, we are enclosing our annual report to stockholders, which includes our Form 10-K for our fiscal year ended December 31, 2010 and our related audited financial statements (the “Annual Report”). This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 20, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus
Secretary

April 15, 2011

GENESEE & WYOMING INC.

Principal Executive Offices:

66 Field Point Road

Greenwich, Connecticut 06830

PROXY STATEMENT

Our Board of Directors, or the Board, is soliciting proxies to be voted at our annual meeting of stockholders to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on May 26, 2011, at 10:00 a.m., local time, or at any adjournments or postponements of the annual meeting.

This proxy statement and the enclosed proxy card are first being mailed to you and other stockholders on or about April 20, 2011.

GENERAL INFORMATION

Why am I receiving this proxy statement?

Our Board is soliciting proxies for our annual meeting, and we will bear the cost of this solicitation. Our Board has fixed the close of business on April 1, 2011 as the record date (“Record Date”) for our annual meeting. Only stockholders of record as of the Record Date are entitled to notice of and to vote at our annual meeting or at any adjournments or postponements thereof, in person or by proxy. You are receiving this proxy statement because you owned shares of our stock as of the close of business on the Record Date. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

What will I be voting on?

•	to elect the three directors listed herein (see page 7);

•	to ratify the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan (see page 55);

•	to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation (see page 67);

•	to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described in this proxy statement (see page 69);

•	to determine, in a non-binding, advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers (see page 71);

•	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2011 (see page 72); and

•	to transact such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

How do I vote?

You can vote either in person at our annual meeting or by proxy without attending our annual meeting. As discussed below, you can also vote by telephone or over the internet. We urge you to vote by proxy, by telephone, or over the internet even if you plan to attend our annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the annual meeting. In order to attend the annual meeting, you must bring photo identification along with your proxy card. If you attend the annual meeting in person, you may vote at the meeting and your prior votes will not be counted.

If you do not plan to attend the annual meeting, you should follow the instructions set forth on the proxy card, being sure to complete it, to sign it, to date it and to mail it in the enclosed postage-paid envelope or follow the instructions on the enclosed proxy card for voting by telephone or through the internet. If your shares are held in street name, please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or through the internet, or follow the instructions on the voting form they send to you.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” We have sent the notice of annual meeting, proxy statement, annual report and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Can I vote by telephone or through the internet?

If you are a “stockholder of record” or a participant in our employee stock purchase plan, you may transmit voting instructions by telephone or through the internet by following the instructions on the enclosed proxy card. The deadline for transmitting voting instructions by telephone or through the internet is 11:59 p.m., Eastern Daylight Time, on May 25, 2011. Proxy cards sent by mail with respect to shares held of record or in street name must be received no later than May 25, 2011. Proxy cards sent by mail with respect to shares held by current and former employees through the employee stock purchase plan must be received no later than 10:00 a.m., Eastern Daylight Time, on May 24, 2011. If your shares are held in street name, please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or through the internet, or follow the instructions on the voting form they send to you.

How many votes must be present to hold the meeting?

The holders of a majority of the voting power of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock”) must be present in person or by proxy to hold our annual meeting.

Can I change or revoke my vote?

Yes. If you are a stockholder of record or a participant in the employee stock purchase plan, you may change your vote at any time before your proxy is voted. The last vote cast is what counts. To change your vote, you must use the same means as you did to originally cast your vote, unless you vote in person at our annual meeting:

•	if you voted by telephone or through the internet, follow the same “vote by telephone” or “vote by internet” instructions on the enclosed proxy card; or

•	if you voted by mail, send written notice to our Secretary at the address set forth in this proxy statement.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.

How many votes do I have?

If you are a holder of our Class A Common Stock, then you are entitled to one vote per share of Class A Common Stock that you held as of the close of business on April 1, 2011. If you are a holder of our Class B Common Stock, then you are entitled to ten votes per share of Class B Common Stock that you held as of the close of business on April 1, 2011. All matters to be voted on at our annual meeting will be voted on by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class and, with respect to the proposal to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation, voted on by the Class A Common Stock and Class B Common Stock, each voting as a separate class.

How many shares are entitled to vote?

As of the close of business on April 1, 2011, there were 39,611,522 shares of our Class A Common Stock issued, outstanding and entitled to vote, and 2,356,130 shares of our Class B Common Stock issued, outstanding and entitled to vote.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. The proposal to ratify the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011, the non-binding, advisory vote on the compensation paid to our named executive officers and the frequency of future non-binding, advisory votes on the compensation paid to our named executive officers each require the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting. The proposal to ratify the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting, provided that the total number of votes cast on the proposal must also represent a majority of the voting power of all shares of our common stock entitled to vote on the proposal. The proposal to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation requires the affirmative vote of a majority of the voting power of the Company’s outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, and by a majority of our Class A Common Stock and Class B Common Stock, each voting as a separate class.

What if I decide to abstain?

Abstentions will count as shares present for determining if a quorum is present at the annual meeting. Abstentions related to a proposal other than the election of directors will count as a “no” vote. Abstentions will have no impact in the context of the election of directors because directors are elected by a plurality vote.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees, FOR the approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation, FOR the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan, FOR the advisory vote on the compensation paid to our named executive officers, for THREE YEARS with respect to the advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers every three years and FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2011, and in accordance with the discretion of the holders of the proxy with respect to all other matters that properly come before our annual meeting or any adjournment or postponement thereof.

What if I don’t return my proxy card and don’t attend our annual meeting?

If you are a “stockholder of record” (that is, your shares are registered in your own name with our transfer agent) or a participant in our employee stock purchase plan and you do not vote your shares, your shares will not be voted. If you are a “beneficial owner” of shares held in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange (“NYSE”), your bank, broker or other holder of record will be unable to exercise discretionary authority for you with regard to the election of director nominees listed herein, the ratification of the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan, the non-binding, advisory vote on the compensation paid to our named executive officers and the frequency of future non-binding, advisory votes on the compensation paid to our named executive officers as these matters are not considered discretionary. However, if you are a “beneficial owner” of shares held in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your bank, broker or other holder of record will be able to exercise discretionary authority for you with regard to the approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation and the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011.

For all of the Company’s six proposals, abstentions and “broker non-votes” will be counted for purposes of determining a quorum. In determining whether a director nominee has been elected by the stockholders, abstentions and “broker non-votes” will have no effect. In determining (i) whether the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan has been ratified, (ii) whether the advisory proposal on the compensation paid to our named executive officers has been approved and (iii) whether the advisory vote to approve the compensation paid to our named executive officers will occur every one, two or three years, abstentions will be counted as votes against these proposals and “broker non-votes” will have no effect in determining whether the proposals are approved because the shares subject to the “broker non-vote” will not be deemed entitled to vote on these matters, assuming, however, with respect to the ratification of the adoption of the Second Amended and Restated 2004 Omnibus Incentive Plan, a majority of the outstanding voting power of all shares of our common stock are otherwise voted on such proposal. Finally, with respect to whether (i) the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011 has been ratified and (ii) the amendment and restatement of the Company’s Restated Certificate of Incorporation has been approved, abstentions will be counted as a vote against these proposals.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary or desirable for our Board to substitute another person for a director nominee, we will vote your shares for that other person.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Will the annual meeting be webcast?

Our annual meeting will not be webcast.

What do I need to do if I want to attend the annual meeting?

You do not need to make a reservation to attend the annual meeting. However, please note that you will need to demonstrate that you were a stockholder on the Record Date to be admitted to the meeting. If your shares are held in the name of your bank, broker or other holder of record, you will need to bring evidence of your stock ownership. If you do not have proof that you owned our stock as of the Record Date, you may not be admitted to the meeting. Attendance at the annual meeting is limited to our stockholders of record and beneficial owners, in each case as of the Record Date, members of their immediate families or their named representatives. We reserve the right to limit the number of representatives and immediate family members who may attend the meeting. Directions to the meeting are set forth under “Notice of Internet Availability of Proxy Materials” on page 75.

ANNUAL REPORT

Will I receive a copy of the Annual Report?

We have enclosed our Annual Report with this proxy statement. The Annual Report includes our audited financial statements for our fiscal year ended December 31, 2010, along with other financial information about our Company, which we urge you to read carefully.

How can I receive a copy of the Form 10-K?

Our Form 10-K is included in our Annual Report, which accompanies this proxy statement.

You can also obtain, free of charge, a copy of our Form 10-K by:

•	accessing our Internet site at www.gwrr.com/investors;

•	writing to us at Genesee & Wyoming Inc., Corporate Communications, 66 Field Point Road, Greenwich, CT 06830; or

•	telephoning us at: (203) 629-3722.

You can also obtain a copy of our Form 10-K and other periodic filings that we make with the United States Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our by-laws allow us to set the size of our Board to be between three and 15 directors, and currently our Board is composed of nine directors. Our Restated Certificate of Incorporation provides for a classified Board, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The three directors identified below, Messrs. Fuller, Hellmann and Melzer, are to be elected by our stockholders for a three-year term expiring in 2014, or until their respective successors are duly elected and qualified.

Our Board unanimously recommends that stockholders vote FOR the election of each of

Mortimer B. Fuller III, John C. Hellmann and Robert M. Melzer

Proposed For Election as Director

for a Three-Year Term Expiring in 2014

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships
Mortimer B. Fuller III Age 68 Director since 1973

Principal Occupation: Chairman of the Board of Genesee & Wyoming Inc. since January 1, 2010

Prior Business Experience: Chairman of the Board and Executive Chairman of Genesee & Wyoming Inc. from 2007 to
December 31, 2009; Chairman of the Board and Chief Executive Officer of Genesee & Wyoming Inc. from 1977 to 2007 and President of Genesee & Wyoming Inc. from 1977 to 1997

In connection with his nomination to the Board, the Board recognized that Mr. Fuller’s previous experience as the founder and Chief Executive Officer of Genesee & Wyoming Inc. for thirty years gives him invaluable insights into the Company’s challenges, opportunities and operations.

John C. Hellmann Age 40 Director since 2006

Principal Occupation: Chief Executive Officer of Genesee & Wyoming Inc. since 2007 and President since 2005

Prior Business Experience: Chief Financial Officer of Genesee & Wyoming Inc. from 2000 to 2005

Other Directorships:

•    Association of American Railroads

In connection with his nomination to the Board, the Board considered Mr. Hellmann’s extensive involvement in orchestrating the Company’s growth in his existing and previous managerial capacities, which provides him with in-depth knowledge of the Company’s operations. Mr. Hellmann’s significant international business experience and his expertise in valuing and acquiring companies were also recognized when Mr. Hellmann was considered as a nominee.

For additional information on Mr. Hellmann’s business experience; see “Executive Officers.”

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships
Robert M. Melzer Age 70 Director since 1997

Principal Occupation: Retired

Prior Business Experience: President and Chief Executive Officer of Property Capital Trust (real estate investment trust) from 1992 to 1999; Chief Financial Officer of Property Capital Trust from 1990 to 1996

Other Directorships:

•    The Cronos Group—Audit Committee Chairman, Special Litigation Committee Member and Transaction Committee Member until August 2007

Mr. Melzer currently serves as the Chairman of our Audit Committee and as a member of the Compensation Committee of our Board.

In connection with his nomination to the Board, the Board considered Mr. Melzer’s extensive knowledge of all facets of managing an organization and his expertise in deal structuring and financial and accounting matters, which are of significant importance to the Board. In his capacity as the Chairman of the Company’s Audit Committee, Mr. Melzer has been particularly focused on the quality and integrity of the Company’s financial statements since he joined the Board in 1997. As Mr. Melzer recently turned age 70, Mr. Melzer voluntarily submitted his resignation from the Board to the Chairman of the Governance Committee in accordance with the Company’s Corporate Governance Guidelines. Following consideration and in light of Mr. Melzer’s continued contributions to the Board, the resignation was not accepted. If elected, Mr. Melzer has voluntarily agreed to submit his resignation on an annual basis for the remainder of his three year term in furtherance of the Company’s Corporate Governance Guidelines.

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

Terms expiring at Annual Meeting in 2012

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships
David C. Hurley Age 70 Director since 2005

Principal Occupation: Retired

Prior Business Experience: Vice Chairman of PrivatAir Holdings, SA, a provider of corporate aircraft and aircraft management, from 2003 to 2010; Chief Executive Officer of PrivatAir Holdings, SA, which acquired Flight Services Group, from 1999 to 2003; Founder, Chairman, President and Chief Executive Officer of Flight Services Group from 1983 to 1999

Other Directorships:

•    Hexcel Corporation—Audit Committee Member

•    ExelTech Aerospace Inc.—Governance and Human Resources Committee Member from 2006 to 2009

•    Applied Energetics Inc. (formerly Ionatron, Inc.)—Governance and Nominating Committee Member from 2004 to 2010; Chairman of the Board, Audit Committee Member and Compensation Committee Member until March 2008

•    Genesis Lease Limited—Audit Committee Member, Nominating and Corporate Governance Committee Member and Compensation Committee Chairman from 2005 to 2009

•    B/E Aerospace—Audit Committee Member and Governance Committee Member from 2004 to 2006

Mr. Hurley currently serves as a member of the Compensation Committee of our Board.

In connection with his nomination to the Board, the Board considered Mr. Hurley’s experience as a Chief Executive Officer in the transportation field and his extensive service on the boards of directors of public companies, which the Board believes is a great benefit to the Board.

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships
Michael Norkus Age: 65 Director since 2009

Principal Occupation: Founder and President of Alliance Consulting Group since 1986

Prior Business Experience: Vice President and Director of The Boston Consulting Group from 1975 to 1986

Other Directorships:

•    Acco Brands Corporation—Nominating and Governance Committee Chairman and Audit Committee Member

•    Overland Storage, Inc.—Nominating and Governance Committee Chairman and Audit Committee Member until February 2011

Mr. Norkus currently serves as a member of the Audit and Governance Committees of our Board.

In connection with his nomination to the Board, the Board considered that Mr. Norkus founded a company that provides strategic, organizational and human resource consulting services to boards of directors and senior management teams at large multi-national organizations. The Board believes that Mr. Norkus brings to the Board entrepreneurial experience, international business experience and expertise in strategic planning, assisting companies with growth and organizational design.

Peter O. Scannell Age 52 Director since 2003

Principal Occupation: Founder and Managing General Partner of Rockwood Holdings LP, a private investment firm focused on the acquisition and development of operating businesses, since 1986

Prior Business Experience: Chairman and Chief Executive Officer of Rockwood Service Corporation, a materials testing and inspection firm, since 1990; Chairman and Chief Executive Officer of Kane Holding Company, a manufacturer of architectural products, since 1989

Mr. Scannell currently serves as Chairman of the Governance Committee of our Board.

In connection with his nomination to the Board, the Board considered that Mr. Scannell founded a company that focuses on the acquisition and development of operating businesses. His experience with growth companies and organizational design provides an important perspective to the Board.

Terms expiring at Annual Meeting in 2013

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships
Philip J. Ringo Age 69 Director since 1978

Principal Occupation: Senior Strategic Advisor to Elemica, a leading global supply chain services provider, since July 2009

Prior Business Experience: Chairman and Chief Executive Officer of RubberNetwork.com, LLC, a tire and rubber industry strategic sourcing and technology consortium, from June 2001 to July 2009; Consultant to ChemConnect, Inc., an operator of an electronic marketplace for buyers and sellers of chemicals, feedstocks and plastics, from January 2001 to May 2001; President and Chief Operating Officer of ChemConnect, Inc. from March 1999 to January 2001; President and Chief Executive Officer of Chemical Leaman Tank Lines Inc., a trucking firm, from 1995 to 1998; President and Chief Operating Officer of The Morgan Group, Inc. and Chairman and Chief Executive Officer of Morgan Drive Away, Inc., a common and contract carrier for the manufactured housing and recreational vehicle industries, from 1992 to 1995

Other Directorships:

•    Internet Capital Group—Nominating and Governance Committee Member and Audit Committee Member

•    Trimac Equipment Leasing, Inc.—Compensation Committee Member and Audit Committee Chairman

Mr. Ringo currently serves as a member of the Audit, Governance and Australia Committees of our Board.

In connection with his nomination to the Board, the Board recognized Mr. Ringo’s experience in the field of global supply chain services, as well as his transportation industry experience and information technology background, which are particularly important to the Board.

Mark A. Scudder Age 48 Director since 2003

Principal Occupation: Chief Executive Officer and President of Scudder Law Firm, P.C., L.L.O. since January 2010; President of Scudder Law Firm, P.C., L.L.O. since 2002

Prior Business Experience: Attorney with Scudder Law Firm since 1993 representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry

Other Directorships:

•    Knight Transportation, Inc.—Executive Committee Member until November 2007

•    Covenant Transport, Inc. until November 2007

Name and Age on March 31, 2011	Principal Occupation, Business Experience and Other Directorships

Mr. Scudder currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee of our Board.

In connection with his nomination to the Board, the Board recognized Mr. Scudder’s background as a lawyer, his expertise in advising public companies on mergers and acquisitions and governance matters, his extensive experience in the transportation industry, his extensive experience advising public companies on financial transactions and financial reporting and analysis, and his significant involvement on audit committee matters for other public companies, which provide a unique perspective to the Board.

Øivind Lorentzen III Age 60 Director since 2006

Principal Occupation: Chief Executive Officer of SEACOR Holdings Inc. since September 2010; President and Chief Executive Officer of Northern Navigation International, Ltd. since June 1990

Prior Business Experience: Founded Northern Navigation International, Ltd. in 1990; Chairman of NFC Shipping Funds from 2001 to 2008; Founding Sponsor of Northern Shipping Funds from 2008-2010

Other Directorships:

•    SEACOR Holdings Inc.

Mr. Lorentzen currently serves as a member of the Audit Committee of our Board.

In connection with his nomination to the Board, the Board recognized Mr. Lorentzen’s experience as the founder, President and Chief Executive Officer of an international shipping company, which provides the Board with valuable experience in evaluating international opportunities and addressing financial and accounting matters.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Fuller, Hellmann and Melzer. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy card reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

RELATED PERSON TRANSACTIONS

Non-Management Directors

Commercial Relationship with Sperry Rail. Mr. Scannell, a current director whose term expires in 2012, is the Chairman and Chief Executive Officer of Rockwood Service Corporation. One of Rockwood Service Corporation’s subsidiaries, Sperry Rail, Inc. (“Sperry Rail”), provides rail flaw inspection services to railroads, including to a number of our subsidiaries. Mr. Scannell is also a significant indirect stockholder of Sperry Rail. For the year ended December 31, 2010, the billings for those services were approximately $455,102 which, according to representations made by Mr. Scannell, accounted for less than 1% of the 2010 consolidated gross revenues of Sperry Rail.

Other

Class B Stockholders’ Agreement. The Company, Mortimer B. Fuller III, our Chairman of the Board, our officers with policy-making functions who are subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth on page 26 (collectively, the “Executive Officers”), and all holders of our Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996. Under the agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that would result in the automatic conversion of those shares into shares of Class A Common Stock, the Executive Officers have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Executive Officers, excluding Mr. Fuller, have the right to purchase the shares that remain. In the event that the employment of any Executive Officer terminates, these purchase rights also apply to any Class B Common Stock held by the Executive Officer. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to ten times the voting power per share of the Class A Common Stock, in the hands of our management and Mr. Fuller. See “Security Ownership of Certain Beneficial Owners and Management.”

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Board adopted a written Related Person Transaction Policy which requires (1) the review and approval, or ratification, by the Governance Committee, or by a sub-committee of the Board composed solely of independent directors who are disinterested, of all related person transactions that would be required to be disclosed pursuant to the rules and regulations of the SEC and (2) that any employment relationship or employment transaction involving an Executive Officer and any related compensation to such Executive Officer must be approved by the Compensation Committee of the Board or recommended by the Compensation Committee to the Board for its approval. In connection with the review and approval or ratification of related person transactions, management must disclose the material terms of the transaction, including the approximate dollar value associated with the transaction and the nature of the related person’s interest in the transaction. Information with respect to compliance with any applicable agreements and any disclosure obligations must also be provided. To the extent that the transaction involves an independent director, consideration must also be given, as applicable, to the NYSE listing standards, our categorical standards of independence included in our Corporate Governance Guidelines, the requirements of Internal Revenue Code (“IRC”) Section 162(m) and other relevant rules under the Exchange Act related to independence.

CORPORATE GOVERNANCE

Director Independence

General

Pursuant to the General Corporation Law of the State of Delaware, the state where we are incorporated, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them by management, by participating in meetings of the Board and its committees and by visiting various facilities and operations. We currently have nine Board members, which includes seven independent non-management directors, one management director and our non-independent Chairman.

Corporate Governance Principles and Categorical Independence Standards

In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles, which include, among other things, our categorical standards of director independence. These categorical independence standards establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event that a director maintains any relationship with us that is not addressed in these standards and could reasonably be expected to impact a director’s independence, the independent members of our Board or the Governance Committee, as applicable, will determine whether such relationship is material and whether such relationship would compromise the director’s independence under our Related Person Transaction Policy. The criteria applied by the Board in determining a director’s independence under our Related Party Transaction policy also comport with the NYSE standards regarding director independence. You may find a link to our Corporate Governance Principles, which include our independence standards, on our website at www.gwrr.com/governance. We will provide a printed copy of the Corporate Governance Principles free of charge to any stockholder or interested party upon request to our Company’s Corporate Communications department.

Evaluations of Director Independence

The Governance Committee undertook its annual review of director independence and reviewed with our Board its findings. During this review, our Board considered transactions and relationships between each director and nominee (or members of their immediate families) and our Company, its subsidiaries and affiliates, including those reported under “Related Person Transactions” above. Our Board also examined transactions and relationships between directors, the nominees, or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.

As a result of this review, our Board affirmatively determined that all of our directors and nominees for director are independent, with the exceptions of John C. Hellmann and Mortimer B. Fuller III. By virtue of Mr. Hellmann’s position as CEO and Mr. Fuller’s previous role as CEO, the Board determined that Messrs. Hellmann and Fuller are not considered independent directors.

In reaching its conclusion regarding Mr. Scannell, our Board considered that our Company and its subsidiaries in the ordinary course of business purchase products and services from Sperry Rail and that Mr. Scannell serves as an executive officer of the parent company of Sperry Rail and is also a significant indirect stockholder of Sperry Rail. As discussed above, the amount paid to, received or otherwise claimed from Sperry Rail was less than 1% of Sperry Rail’s 2010 consolidated revenues. Our Board also determined that the Sperry Rail relationship was not otherwise material to us or to Mr. Scannell personally and therefore determined that this relationship did not impair the independence of Mr. Scannell.

Our Board has also determined that all of the directors who serve on board committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that the members of the Compensation Committee are also “outside directors” within the meaning of Section 162(m) of the IRC and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Leadership and Board Structure

The Board believes that the decision as to whether to combine or separate the CEO and Chairman positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that, although we do not have a formal policy with respect to separation of the Chairman and CEO positions, that having a separate Chairman, whose sole job is to lead the Board, allows our CEO, Mr. Hellmann, to completely focus his time and energy on running the day-to-day operations of our Company. We believe that this structure is particularly effective for our Company since our CEO and our Chairman have open lines of communication and an excellent working relationship that has developed for over ten years, including when our Chairman, Mr. Fuller, served as our Chairman and CEO and our current CEO served as our Chief Financial Officer, and later, as our President. The Board believes that the Company’s current leadership structure does not affect the Board’s role in risk oversight of the Company.

The Board currently has nine members and the following four standing committees: Audit, Compensation, Governance and Australia. Each of the four committees is comprised of independent directors, and we believe that the number of independent, experienced directors that make up our Board, along with the independent leadership of each of our committees, benefits our Company and our stockholders. During 2010, the Board also formed an ad hoc subcommittee, the FreightLink Acquisition Subcommittee, to address ongoing matters related to our acquisition of the assets of FreightLink Pty Ltd (“FL”), Asia Pacific Transport Pty Ltd (“APT”) and the other APT joint venture sellers (together with FL and APT, “FreightLink”) in Australia. The following table shows the membership of each of our Board’s standing committees and the number of meetings held by each of those committees during 2010:

Director	Audit Committee	Compensation Committee	Governance Committee	Australia Committee
David C. Hurley		X
Øivind Lorentzen III (1)	X
Robert M. Melzer (2)	Chair	X
Michael Norkus (3)	X		X
Philip J. Ringo	X		X	X
Peter O. Scannell			Chair
Mark A. Scudder (4)	X	Chair
2010 Meetings	10	5	6	3

(1)	On October 26, 2010, Mr. Lorentzen resigned as Chairman of the Audit Committee as a result of his acceptance of and the additional responsibilities as the Chief Executive Officer position for SEACOR Holdings Inc.
(2)	On October 26, 2010, Mr. Melzer was named as Chairman of the Audit Committee.
(3)	On May 27, 2010, Mr. Norkus became a member of the Audit Committee.
(4)	On October 26, 2010, Mr. Scudder became a member of the Audit Committee.

Committee Charters

Our Board has adopted a charter for each of the four standing committees that addresses the composition and function of each committee. You may find links to these materials on our website at www.gwrr.com/governance.

Audit Committee

The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence and (4) the performance of our internal audit function and independent registered public accounting firm. The Report of the Audit Committee relating to 2010 appears on page 74 of this proxy statement. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Mr. Melzer qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Melzer’s qualification based on, among other things, his education and experience, most notably his service as the Chief Financial Officer of Property Capital Trust from 1990 through 1996 and his previous experience as an audit committee chairman at another public company.

Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation program, the compensation of our Executive Officers and other key personnel and evaluates the CEO. The Compensation Committee’s report relating to 2010 appears on page 39 of this proxy statement. Each of the members of the Compensation Committee is “independent” for purposes of the NYSE Rules, an “outside director” within the meaning of Section 162(m) of the IRC and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Pursuant to the Compensation Committee Charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee composed of members of the Compensation Committee. The fair value of the annual stock-based awards to employees, including Executive Officers, is determined at the first regularly scheduled Compensation Committee meeting of the year and stock-based awards are granted in four quarterly installments on February 28th, May 31st, August 31st and November 30th (or the preceding business day). The Compensation Committee has delegated authority, to a subcommittee or another director, to approve grants of options to newly hired or promoted employees who are not Executive Officers, subject to an option grant date fair value limit of $200,000. The Compensation Committee reports and makes recommendations to the Board regarding executive compensation policies and our compensation program, when necessary, and informs the other members of the Board about its decisions regarding compensation for the CEO and other Executive Officers. The Compensation Committee also has the authority under its charter to retain outside consultants or advisors as it deems necessary or advisable. Additional information with respect to the Compensation Committee’s retention of outside advisors is set forth under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28 of this proxy statement.

Compensation Committee Processes and Procedures

In performing its duties, the Compensation Committee meets periodically with our CEO. Our CEO participates in discussions of the Compensation Committee and makes recommendations with respect to compensation decisions (other than with respect to himself), but he does not vote or otherwise participate in the Compensation Committee’s ultimate decisions, which are determined in executive session. Our Board believes that it is prudent to have our CEO participate in these discussions because his evaluations and recommendations with respect to the compensation and benefits paid to Executive Officers other than himself are extremely valuable to the Compensation Committee. Additional information with respect to the participation of our CEO with respect to matters that are the responsibility of the Compensation Committee is set forth under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28 of this proxy statement.

Governance Committee

The Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by: (1) identifying individuals qualified to become directors and selecting or recommending that our Board select the candidates for all directorships to be filled by our Board; (2) developing and recommending the content of our Corporate Governance Principles to our Board and (3) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Governance Committee, takes into account a variety of factors it considers appropriate, which include certain minimum individual qualifications including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with other members of the Board. Other factors considered in evaluating candidates include the following: leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance and international business; government affairs related to transportation; legal considerations; experience with corporate governance; age; number of other board seats; and willingness to commit the necessary time to ensure an active Board whose members work well together and possess the collective knowledge and expertise required. Although the Governance Committee does not have a specific policy with respect to diversity, diversity is one of the factors considered when evaluating candidates for directorship. The Governance Committee is also tasked with, among other matters, the responsibility for reviewing and recommending compensation of non-management directors to the Board. Additional information on non-management director compensation in 2010 is set forth under “Directors’ Cash Compensation—Board and Committee Fees” on pages 23 and 24 of this proxy statement.

Australia Committee

The Australia Committee was formed in 2010 in light of the increase in the size and scope of the Company’s operations in Australia. Mr. Ringo is the sole member of the Australia Committee and serves as a representative of the Board on the board of directors of GWI’s subsidiary, Genesee & Wyoming Australia Pty Ltd. (“GWA”). In 2010, since the establishment of the Australia Committee in mid-2010, the board of GWA has held one telephonic meeting and held two in person meetings. Through participation in GWA’s board meetings and interaction with the members of management of GWA, Mr. Ringo provides regular updates to the Board on the business and affairs of GWA.

Stockholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, including nominations submitted by stockholders. Such recommendations should be sent to the attention of our Secretary. Any recommendations submitted to the Secretary should be in writing and include any supporting material the stockholder considers appropriate in support of that recommendation and must include the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. For an explanation of such requirements, see “Stockholder Proposals for 2012 Annual Meeting” on page 73 of this proxy statement.

The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Governance Committee reviews a potential candidate, the Governance Committee considers the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Governance Committee, also takes into account a variety of additional factors as described in our Corporate Governance Principles. During 2010, the Governance Committee engaged RSR Partners Inc. to assist in the identification of new Board members.

Meeting Attendance

During 2010, our Board held five in person meetings and five telephonic meetings, and our Board’s standing and ad hoc committees held a total of 25 meetings. During 2010, each director attended 88% or more of the aggregate of (a) the total number of meetings of the Board held and (b) the total number of committee meetings. There were two meetings of the Board where the full Board was not in attendance. All directors attended last year’s annual meeting of stockholders. We encourage and expect all of the directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board on the day of or following the annual meeting of stockholders.

Independent Sessions

Our Corporate Governance Principles require our independent directors to have at least four regularly scheduled meetings per year without management present. Our independent directors met without management presence at each of the five regularly scheduled meetings during 2010. During these sessions, the director acting in the role of presiding director is chosen by the directors based upon the topics under consideration.

Communicating with the Board

Stockholders and other interested parties who would like to communicate directly with our Board, our non-management directors or any individual director may do so by writing to our Secretary at Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830 and specifying whether such communication is addressed to the attention of (1) the Board as a whole, (2) non-management directors as a group or (3) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and other interested parties are encouraged to use our hotline, which is discussed below.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or audit matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our hotline number in the United States and Canada is 1-800-589-3280. In Australia, our hotline number is 1-800-141-924 and in the Netherlands, our hotline number is 0800-022-5890.

Risk Management

The Board is actively involved, as a whole and through its committees, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the risks that could arise out of the Company’s compensation policies, practices, plans and arrangements. The Audit Committee oversees management of financial risks. The Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating particular types of risk and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. In addition, the Company’s Chief Financial Officer (“CFO”) is responsible for the Company’s Enterprise Risk Management function and reports both to the CEO and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with other Executive Officers to keep the Audit Committee and the Board apprised of the Company’s ongoing Enterprise Risk Management efforts.

Code of Ethics

We have a Code of Ethics applicable to all employees of our Company, including our Executive Chairman (if any), CEO, CFO, Chief Accounting Officer and, to the extent it applies to their activities, all members of our Board. You can find a link to our Code of Ethics on our website at www.gwrr.com/governance, and we will provide a printed copy of our Code of Ethics, free of charge, to any stockholder or other interested party upon request to our Corporate Communications department. To the extent required to be disclosed, we will post amendments to, and any waivers or implied waivers of, our Code of Ethics at the same location on our website as our Code of Ethics.

Board Evaluations

Each year, our Board evaluates its performance through a self-evaluation process developed by the Governance Committee. Each member of our Board provides specific feedback on various aspects of the Board’s role, organization and meetings, and the Chairman of our Governance Committee presents the findings of the self-evaluation process to our Board. As part of the evaluation, our Board develops, as appropriate, recommendations to enhance its effectiveness in the year to come. In addition to this process, each committee of our Board conducts its own annual performance evaluation.

2010 DIRECTOR COMPENSATION

The following table and footnotes provide information on the compensation of our directors, other than to our CEO. Following the table and footnotes, we describe our standard compensation arrangements for service on the Board, including service on Board committees, the annual retainer and meeting fees for the year ended December 31, 2010.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
Mortimer B. Fuller III	$46,000	$80,311	$473,038	$599,349
David C. Hurley	50,000	81,056	2,500	133,556
Øivind Lorentzen III	63,333	84,890	—	148,223
Robert M. Melzer	61,667	84,246	5,000	150,913
Michael Norkus	55,000	82,515	—	137,515
Philip J. Ringo	82,000	89,583	3,625	175,208
Peter O. Scannell	55,000	82,558	—	137,558
Mark A. Scudder	55,000	82,318	—	137,318

(1)	Mr. Hellmann receives no additional compensation for his services as a director and, accordingly, is not included in the table above.
(2)	Reflects amounts earned during 2010, all of which were deferred. Our non-management directors can elect to defer their director compensation and in lieu of cash receive payments for fees earned in the form of deferred stock units (“DSUs”), with a value equal to 125% of the cash fees earned. For 2010, all of the Company’s non-management directors elected to receive all of their payments in the form of DSUs.
(3)	Reflects the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), without taking into account estimated forfeitures, with respect to restricted stock awards (“restricted stock”) and DSUs that have been issued to our non-management directors under the Amended and Restated 2004 Omnibus Incentive Plan (“Omnibus Plan”) in 2010. For a discussion of the assumptions made in the valuations, refer to Note 15 of our consolidated financial statements for the fiscal year ended December 31, 2010. In lieu of cash, our non-management directors can elect to receive payments for fees earned in the form of DSUs with a value equal to 125% of the cash fees earned. For 2010, all of the Company’s non-management directors elected to receive all of their payments in the form of DSUs. In addition to the grant date fair value of the annual restricted stock awards, the Stock Awards column includes the grant date fair value with respect to the 25% premium associated with the DSU awards. The fees forgone by these directors in favor of the DSUs are included in the Fees Earned or Paid in Cash column. Details of stock awards are set forth in the table below.
(4)	In addition to his compensation for his services as a director during 2010, Mr. Fuller (who previously served as our Executive Chairman and our Chief Executive Officer), received $120,000 in consulting fees, $208,823 in life insurance premiums and $139,215 for tax gross-ups of such amount, in each case, in accordance with his Employment Agreement dated May 30, 2007, as amended and restated on December 30, 2009. Mr. Fuller also received a $5,000 company contribution to the Directors’ Matching Gift Plan. All other Director amounts reflect the company contributions to the Director’s Matching Gift Plan described in additional detail below.

The following table details grants of stock awards to each of our non-management directors in 2010. The table includes the grant date and grant date fair value of each 2010 stock award and the aggregate number of outstanding, unvested stock awards held by each of the non-management directors, as of December 31, 2010:

Name	Grant Date (a)	Stock Awards (#)	Grant Date Fair Value (b)	Total Number of Outstanding, Unvested Stock Awards (#) (c)
Mortimer B. Fuller III	3/31/2010	83	$2,863
	5/27/2010	1,896	68,806
	6/30/2010	89	3,386
	9/30/2010	55	2,396
	12/31/2010	54	2,860
				27,553
David C. Hurley	3/31/2010	84	$2,897
	5/27/2010	1,896	68,806
	6/30/2010	95	3,614
	9/30/2010	60	2,614
	12/31/2010	59	3,125
				3,105
Øivind Lorentzen III	3/31/2010	123	$4,242
	5/27/2010	1,896	68,806
	6/30/2010	125	4,755
	9/30/2010	80	3,485
	12/31/2010	68	3,602
				1,896
Robert M. Melzer	3/31/2010	105	$3,621
	5/27/2010	1,896	68,806
	6/30/2010	128	4,869
	9/30/2010	72	3,136
	12/31/2010	72	3,814
				3,457
Michael Norkus	3/31/2010	91	$3,139
	5/27/2010	1,896	68,806
	6/30/2010	95	3,614
	9/30/2010	77	3,354
	12/31/2010	68	3,602
				1,896
Philip J. Ringo	3/31/2010	105	$3,621
	5/27/2010	1,896	68,806
	6/30/2010	128	4,869
	9/30/2010	141	6,142
	12/31/2010	116	6,145
				1,896
Peter O. Scannell	3/31/2010	92	$3,173
	5/27/2010	1,896	68,806
	6/30/2010	104	3,956
	9/30/2010	73	3,180
	12/31/2010	65	3,443
				3,105
Mark A. Scudder	3/31/2010	86	$2,966
	5/27/2010	1,896	68,806
	6/30/2010	110	4,184
	9/30/2010	67	2,919
	12/31/2010	65	3,443
				1,896

(a)	The May 27, 2010 grant relates to the annual restricted stock awards issued to the non-management directors, which are subject to vesting conditions. See additional discussion below under “Restricted Stock Grants.” All other grants relate to the director’s election to receive DSUs as payment in lieu of cash payments for their annual retainer and Board and Committee meeting fees. The number of DSUs shown as awarded and the grant date fair value thereof reflect only the 25% premium associated with the DSU awards. See “Deferral of Cash Compensation” below.
(b)	This column shows the full grant date fair value of restricted stock awards and the 25% premium associated with the DSU awards granted in 2010, computed in accordance with ASC Topic 718. The grant date fair value is the amount that the Company will expense in its financial statements over the award’s required period of service, not taking into account any estimated forfeitures.
(c)	Notwithstanding any deferral elections by non-management directors, DSUs are deemed to be vested on the grant date and are, therefore, not included in outstanding unvested stock awards as of December 31, 2010.

The following table shows the aggregate number of outstanding option awards held by each of our non-management directors as of December 31, 2010. There were no grants of options to our non-management directors in 2010. We ceased option awards to non-management directors in 2003, with the exception of Mr. Fuller, who received options until 2009 as a result of his previous employment in various management capacities with the Company, including as our CEO and Executive Chairman.

Name	Total Number of Outstanding Option Awards (#)
Mortimer B. Fuller III	59,465
David C. Hurley	—
Øivind Lorentzen III	—
Robert M. Melzer	—
Michael Norkus	—
Philip J. Ringo	—
Peter O. Scannell	10,125
Mark A. Scudder	10,125

Directors’ Cash Compensation

General

During fiscal year 2010, our non-management directors earned an aggregate amount of $468,000 in fees for service on our Board and its committees. We also reimburse our non-management directors for travel expenses in connection with their attendance of Board and committee meetings and trips to our facilities and operations. Our non-management directors are also granted DSUs representing shares of our Class A Common Stock associated with the deferral of fees for service on our Board, committees and chair fees as discussed below under “Deferral of Cash Compensation.” Only our non-management directors are entitled to receive fees for Board service.

Board and Committee Fees

In 2010, our non-management directors, Board and Committee fees for the Audit, Compensation and Governance Committees included an annual retainer of $30,000, with an additional fee of $2,000 for each Board meeting the director attended in person and $1,000 for each Board meeting the director attended telephonically. Directors who served on a Board committee (including an ad hoc committee) received a $1,000 fee for each committee meeting attended in person or telephonically. In addition, the

Chairman of the Audit Committee is entitled to receive an additional annual retainer of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee each receive an additional annual retainer of $5,000. In addition, each member of the Australia Committee is entitled to receive $10,000 for attending a GWA board meeting in person and $1,000 for each GWA board meeting attended telephonically. These fees are pro-rated and paid quarterly.

In recognition of the weak economic environment, beginning in February 2009 the non-management directors voluntarily reduced their 2009 compensation by 5%. Beginning in February 2010, the Board and Committee fees described above, as well as the restricted stock awards, were reinstated.

Fees Paid or Earned in Cash

The following table outlines the fees earned by each of our non-management directors in 2010 for service on our Board, but excludes any additional amounts associated with the deferral of fees discussed below. In 2010, our non-management directors elected to defer all of the fees that they earned.

		Committee Meeting Fees		Board Meeting Fees
Name	Annual Retainer	In person	Telephonic	In person	Telephonic	Chair Fees	Total
Mortimer B. Fuller III	$30,000	$—	$1,000	$10,000	$5,000	$—	$46,000
David C. Hurley	30,000	5,000	—	10,000	5,000	—	50,000
Øivind Lorentzen III	30,000	5,000	5,000	10,000	5,000	8,333	63,333
Robert M. Melzer	30,000	10,000	6,000	10,000	4,000	1,667	61,667
Michael Norkus	30,000	7,000	3,000	10,000	5,000	—	55,000
Philip J. Ringo	30,000	30,000	7,000	10,000	5,000	—	82,000
Peter O. Scannell	30,000	5,000	1,000	10,000	4,000	5,000	55,000
Mark A. Scudder	30,000	5,000	1,000	10,000	4,000	5,000	55,000

Total	$240,000	$67,000	$24,000	$80,000	$37,000	$20,000	$468,000

Deferral of Cash Compensation

Under the Omnibus Plan, each non-management director can elect to have all or a portion of his earned annual retainer, Board and committee fees, and chair fees paid in DSUs representing shares of our Class A Common Stock. To the extent a director elects to defer all or a portion of these fees, the participating director’s account is credited on a quarterly basis with DSUs having a value equal to 125% of the cash compensation he elected to defer. Specifically, the number of DSUs credited to each participating director’s account is equal to the result obtained by dividing the dollar amount credited to such director’s account by the per share market price of the Class A Common Stock at the close of business on the second to last business day of the quarter in which such director would have otherwise been entitled to receive the cash compensation and multiplying that amount by 1.25. The number of DSUs in the accounts is subject to customary anti-dilution adjustments. A non-management director is not entitled to vote or transfer the Class A Common Stock represented by the DSUs in his account until the shares represented by DSUs are issued to him. These shares will be issued to the participating director or his designated beneficiaries (1) on the deferred payment date previously elected by him or (2) if earlier, upon his death, long-term disability or cessation of service as a director. In 2010, our non-management directors received additional shares valued at $117,029 resulting from the 25% premium associated with the deferral of fees for service on our Board, and committee and chair fees.

Restricted Stock Grants

In 2010, our non-management directors received an annual equity award in the form of a grant of restricted stock with a value equal to approximately $60,000 based on a 12-month average stock price on the date of grant. The grants are made on the date of the annual meeting or the date on which a new, non-management director joins the Board. In 2010, each non-management director received an annual equity award in the form of a grant of restricted stock with a value of $60,000 on May 27, 2010, based on a 12-month average stock price of $31.65. The grant date fair values of these awards, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures, is shown in the table on pages 21 to 23. For the first year of a director’s three-year term, the annual restricted stock grant vests in three equal installments on the dates of each of the next three annual meetings. For the second year of the director’s three-year term, the annual restricted stock grant vests in two equal installments on the dates of each of the next two annual meetings. For the final year of the directors’ three-year term and for new, non-management directors that have yet to be elected by our stockholders, the entire amount of the annual restricted stock grant vests on the date of the following year’s annual meeting.

Director Stock Ownership Guidelines

Our Board believes that ownership of our stock by our directors aligns their interests with the interests of our stockholders. Therefore, our Board has adopted stock ownership guidelines that require our non-management directors to beneficially own 5,000 shares within five years of first being elected to our Board. All our non-management directors have met these share ownership guidelines.

Directors’ Matching Gift Plan

Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our non-management directors to contribute to educational, cultural, environmental and charitable organizations of their choice. We will match gifts up to a total of $5,000 per donor per year. Non-educational recipient organizations must be tax-exempt under Section 501(c)(3) of the IRC and must not be a religious organization. In addition, arts or cultural organizations must be open to and operated for the benefit of the public; environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use; and charitable organizations must be affiliated with local, state-regional or state-level organizations. Educational institutions can either be secondary schools, schools which offer two-year or four-year degrees above the high school level, graduate level schools or programs, accredited educational institutions or educational institutions that are tax-exempt under Section 501(c)(3) of the IRC. In 2010, we contributed $16,125 pursuant to this plan. All charitable deductions made pursuant to this plan are taken solely by our Company, and our individual directors do not derive any personal financial benefit from the plan’s implementation.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current Executive Officers.

John C. Hellmann, age 40, has been a director since 2006, our CEO since June 2007 and our President since May 2005. Previously, Mr. Hellmann was our CFO from 2000 to May 2005. Prior to that, Mr. Hellmann was an investment banker at Lehman Brothers Inc. and Schroder & Co. Inc. Mr. Hellmann also worked for Weyerhaeuser Company in Japan and the People’s Republic of China. Mr. Hellmann has an A.B. from Princeton University, an M.B.A. from The Wharton School of the University of Pennsylvania and an M.A. in International Studies from the Johns Hopkins University School of Advanced International Studies (SAIS).

Timothy J. Gallagher, age 48, has been our CFO since May 2005. Prior to joining the Company, Mr. Gallagher was Senior Vice President and Treasurer of Level 3 Communications from 2004 to 2005. Prior to that, Mr. Gallagher held a number of senior financial positions during nearly five years at WilTel Communications and eight years at BP Amoco Corporation. Mr. Gallagher has a B.S.E. from Princeton University, an M.B.A. from The Wharton School of the University of Pennsylvania and an M.S. in Financial Mathematics from the University of Chicago.

James W. Benz, age 62, has been our Chief Operating Officer since May 2005. Previously, Mr. Benz was President of our Rail Link region for eight years. He founded Rail Link, Inc. in 1987, which was subsequently acquired by us in 1996, and he built the business into one of our largest operating units. His 39 years of railroad industry experience have included positions with the Seaboard Coast Line and CSX Transportation. Mr. Benz has a B.S. in Business Administration from the University of Tennessee. Mr. Benz also completed Harvard University’s Advanced Management Program in 2006.

Allison M. Fergus, age 37, has been our General Counsel and Secretary since October 2006. Ms. Fergus joined the Company as Senior Counsel in November 2005. Prior to joining the Company, Ms. Fergus was an associate at Shearman & Sterling LLP in New York where she practiced in the capital markets group from 2001 to November 2005. Prior to her employment at Shearman & Sterling, Ms. Fergus worked in the treasury group of Omnicom Group Inc. and at JPMorgan Chase, formerly Chase Manhattan Bank. Ms. Fergus has a B.S. in Finance and International Business from Georgetown University and a J.D. from Fordham University School of Law.

Christopher F. Liucci, age 42, joined the Company as Chief Accounting Officer and Global Controller in March 2006. Prior to joining the Company, Mr. Liucci worked with Genencor International, Inc. as Director of Global Financial Planning and Reporting from 1998 to 2006 and Controller of Financial Reporting/Internal Controls from 1997 to 1998. Prior to that, Mr. Liucci was an Audit Manager with Coopers & Lybrand L.L.P. (a predecessor to PwC), where he was an independent auditor for six years. Mr. Liucci is a certified public accountant and has a B.S. in Accounting from the State University of New York at Geneseo and an M.B.A. from The Simon School of the University of Rochester.

The Executive Officers serve at the discretion of our Board without specified terms of office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and Executive Officers, and any persons who beneficially own more than 10% of the Company’s stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s Executive Officers and directors in preparing and filing these reports with the SEC.

To the Company’s knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, all such Section 16(a) filing requirements were met during 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The fundamental responsibility of our Compensation Committee is to assist the Board in connection with fulfilling its fiduciary duties with respect to our compensation program, with particular attention given to the Executive Officers and other key personnel. The Compensation Committee is composed entirely of independent directors. The Compensation Committee oversees our executive compensation program and reviews and approves all compensation decisions relating to Executive Officers on an annual basis.

Role of CEO, Compensation Consultants and Compensation Study

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to Executive Officers (other than the CEO) and certain other key personnel. The CEO assists the Compensation Committee in evaluating Executive Officer performance, establishing business performance targets and objectives, and recommending salary levels and incentive awards. The CEO also works with the Compensation Committee Chairman to establish the agenda for meetings, and management then prepares the information required for the meetings. This information includes reports, data and analyses with respect to current and proposed compensation, answers to inquiries from members of the Compensation Committee, and documents related to our compensation program. As necessary, the Compensation Committee meets in executive session.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has historically engaged Frederick W. Cook & Co., Inc. (“Cook”) as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to compensation decisions relating to the CEO, other Executive Officers and certain other key personnel.

With the exception of the services historically provided by Cook to the Governance Committee with respect to non-management director compensation, neither Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates. To the extent Cook provides executive compensation services to the Compensation Committee, the services are conducted under the direction and authority of the Compensation Committee, and all work performed by Cook is pre-approved by the Chairman of the Compensation Committee.

In 2010, Cook did not provide any services to the Compensation Committee, the Governance Committee or the Company. In March 2008, the Compensation Committee engaged Cook to complete a market compensation benchmarking study of the compensation paid to our senior executive team, which included all Executive Officers (the “Compensation Study”). The goal of the Compensation Study was to ensure the continued alignment of our executive compensation programs with the Company’s business objectives and performance and to ensure that the Company’s compensation programs permit us to attract, retain and reward executives who contribute to our long-term success and increase stockholder value over the long term. The Compensation Study formed the basis of the

Compensation Committee’s 2009 compensation decisions. The Compensation Committee plans to refresh the Compensation Study in 2011 to support decisions related to 2012 compensation of Executive Officers.

The Compensation Study included the development of a peer group of 21 public companies with similar attributes to the Company. This peer group was used as an external reference point in benchmarking each element of the Company’s compensation paid to the Executive Officers, including base salary, annual bonus opportunities, long-term equity incentives and other compensation. Since there was no publicly disclosed compensation data for the direct competitors of the Company, the peer group used for benchmarking the Executive Officers’ compensation was selected based on various objective criteria, including companies with U.S.-based operations, publicly traded stock, similar revenue, similar market capitalizations (with comparable valuations), comparable financial performance, growth rates and earnings before interest, tax, depreciation and amortization, similar geographic locations and other relevant attributes (the “peer group”). The peer group was comprised of Kansas City Southern, Kirby Corp., Hexcel Corp., Wabtec Corp., Gartner Inc., Actuant Corp, Teledyne Technologies, Brady Corp., Esterline Technologies, Barnes Group, Inc., Kaydon Corp., Greenhill & Co. Inc., Tetra Technologies, Knight Transportation, Bristow Group Inc., L-1 Identity Solutions, Basic Energy Services, Heico Corp., Forward Air Corp., Triumph Group Inc., and MCG Capital Corp. At the time the peer group was initially selected in March 2008, the Company was positioned relative to the peer group as follows: at or slightly above the 25th percentile for company size (as measured by annual revenue, total assets, market capitalization and enterprise value), at the median in terms of financial performance (as generally measured by 3-year growth in sales, earnings before interest, taxes, depreciation and amortization and earnings per share) and at the 75th percentile for total shareholder return over 1, 3 and 5 years. Subsequent to establishing the compensation target of the 50th percentile of the peer group and prior to finalizing its compensation decisions, the Compensation Committee requested that Cook update the peer group comparison in early December 2008. At that time, the consummation of several acquisitions by the Company during 2008 and above-market stock price performance placed the Company above the 50th percentile of the peer group in size, financial performance and stockholder returns.

Relative to the peer group, it was determined that the historical total compensation for Messrs. Hellmann and Gallagher was below the 25th percentile, and the other Executive Officers were generally at the 25th percentile. Following the Compensation Study, the Compensation Committee determined to generally align 2009 Executive Officer compensation levels with the 50th percentile of compensation for the peer group through changes to the Executive Officers’ 2009 compensation. Nevertheless, in light of the weak economic environment at the time, Mr. Hellmann requested that his total compensation be reduced below the 50th percentile target, and the Compensation Committee established his total compensation for 2009 at approximately the 30th percentile of the peer group, resulting in a $1.1 million reduction in total compensation that was implemented primarily through a reduction in long term incentive compensation.

With the exception of Mr. Hellmann, there were no material changes to base salaries, target annual incentive compensation under the GVA methodology or target long-term equity incentive compensation for Executive Officers in 2010 as compared to 2009. The increase in Mr. Hellmann’s long-term equity award to 213% of base salary in 2010 as compared to 175% of base salary in 2009 is consistent with the original recommendations of the Compensation Committee in 2009 (based on the Compensation Study) and reflects the reversal of Mr. Hellmann’s voluntary reduction in his 2009 compensation in recognition of the weak economic environment in 2008 and early 2009. Other than as set forth above, increases in total compensation paid to the Executive Officers in 2010 were indicative of improved performance (as measured under the GVA methodology), which was recognized in the increase in the amounts earned and paid in 2011 for performance in 2010 through the annual incentive compensation program, rather than increases in base or target compensation levels.

Compensation Philosophy

The Compensation Committee has designed the Company’s executive compensation program to reward safe operations that deliver both profitable annual results (as measured under the GVA methodology as discussed below) and long-term increases in stockholder value as reflected in share price.

Consistent with the Company’s performance-based culture and desire to attract and retain outstanding executives, the Committee has designed the Company’s executive compensation program to target compensation at the market median (based on the peer group), with the opportunity for compensation to exceed the market median in the event of noteworthy performance as reflected in GVA bonus payments or through the impact of share price increases on stock-based compensation. This approach seeks to more heavily weight executive compensation to reward the creation of long-term stockholder value, rather than toward short-term financial performance. Moreover, to encourage the stability of our leadership team, several elements of our executive compensation program include multi-year vesting provisions. In addition, our executive compensation program also requires Executive Officers to retain significant ownership of the Company’s stock to further align the interests of these individuals with the interests of our stockholders.

For our Executive Officers and certain other key personnel at higher levels of the organization, we place a greater emphasis on annual incentive compensation and long-term incentive compensation relative to annual base salary when compared to executives and managers in the rest of the organization. We believe that the mix of annual base salary, annual and long-term incentive compensation aligns management compensation with the long-term interests of our stockholders by rewarding the achievement of meaningful annual goals and encouraging a long-term management perspective which discourages executives from taking unnecessary or excessive risks.

Elements of the Company’s Compensation Program

Our current executive compensation program consists primarily of:

•	annual base salary;

•

annual incentive compensation in the form of cash bonuses payable based on our performance as compared with our annual financial objectives calculated in accordance with our Genesee Value Added (“GVA”) methodology (an economic value-added model), our safety objectives and individual performance objectives; and

•	long-term incentive compensation in the form of stock option and restricted stock awards.

Executive Officers and other employees are also entitled to participate in the Company’s 401(k) Savings Incentive Plan (“401(k) Plan”), which provides retirement benefits to employees and includes both employer and employee contributions. Executive Officers, as highly compensated employees, are also permitted to defer receipt of their salary or cash bonuses into accounts that mirror the gains and/or losses of several different investment funds we have selected under our Deferred Compensation Plan

(“DCP”). The investment funds offered are similar but not identical to those offered under our 401(k) Plan. In addition, select Executive Officers participate in Defined Contribution Accounts under our DCP. The Company also provides additional long-term disability coverage to Executive Officers. Executive Officers and other employees are entitled to participate in the Company’s employee stock purchase plan (the “Stock Purchase Plan”) which permits participants to purchase Class A Common Stock at approximately 90% of the lowest closing price of the stock on either the first day of the month or second-to-last business day of the month, subject to specified limitations. Executive Officers also participate in other employee benefit plans on the same terms as all other Company employees. Information on these programs is set forth below under “Other Compensation.” Additional information on amounts paid to the Executive Officers under these programs is set forth below under “Summary Compensation Table.”

2010 Annual Base Salary

We provide base salaries to recognize the skills, competencies, experience and individual performance of each Executive Officer. The base salary paid to each Executive Officer serves as the foundation of the overall compensation program for the Executive Officer, and the payouts under the annual incentive compensation plan and long-term incentive compensation program are generally tied to, or expressed as a percentage of, base salary. The Compensation Committee annually reviews and, if appropriate, makes changes to base salaries of Executive Officers based on, among other things, recommendations of the CEO for Executive Officers other than himself.

Factors considered by the Compensation Committee in establishing base salaries each year include the Executive Officers’ performance during the prior year, changes in competitive compensation levels, changes in responsibilities, changes in the cost of living, our recent financial performance, retention considerations and general economic and competitive conditions.

Based on market conditions at the beginning of 2010, the Compensation Committee elected not to increase annual base salaries for Executive Officers for 2010.

Name	2010 Base Salary
John C. Hellmann	$703,000
Timothy J. Gallagher	405,000
James W. Benz	348,000
Allison M. Fergus	300,000
Christopher F. Liucci	194,580

Annual Incentive Compensation Program—Cash Bonuses Under the GVA Methodology Under the Omnibus Plan

We use our annual incentive compensation program as a tool to align our Executive Officers’ interests with stockholders’ interests and, to the extent possible, we seek to have annual incentive compensation qualify as tax deductible, performance-based compensation for the Company under Section 162(m) of the IRC. On an annual basis, Executive Officers are rewarded with cash bonuses targeted at 35% to 80% of their annual base salary, with such cash bonuses based upon a combination of Company-wide financial performance as measured under our GVA methodology, Company-wide safety performance, and, in the case of the General Counsel and Secretary and the Chief Accounting Officer and Global Controller, individual performance.

The financial performance targets for the Company are derived based on GVA. GVA is a measure of our after-tax operating profit less a capital charge. The capital charge is calculated by multiplying the Company’s assumed, long-term weighted average cost of capital by the total capital invested in the business, a particularly relevant metric for our capital intensive railroad operations. We believe evaluating financial performance based on GVA motivates Executive Officers and other key employees to produce results that increase stockholder value and encourages individual and team behavior that helps the Company achieve both its short- and long-term corporate objectives. Safety performance is included as a component of our annual incentive compensation program because we are committed to protecting the personal well-being of our employees and the communities in which we operate. We also believe safe operations minimize high cost injuries and insurance-related expenses. In addition, commitment to safe work practices requires attention to detail in operations, which we believe translates into efficient and profitable railroads. Safety performance targets for the Company are derived from ratios of the number of reportable injuries to man-hours worked, as defined by the Federal Railroad Administration (“FRA”). FRA reportable injuries represent a verifiable way of monitoring safety and benchmarking our safety results against other railroads. For the General Counsel and the Chief Accounting Officer, individual performance is used as a component of annual incentive compensation to motivate attainment of personal goals that further our corporate objectives.

Financial performance-based bonuses paid for any one year can vary from zero to 200% of the target percentage payouts. However, to the extent that the financial performance of the Company generates a bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the amount in excess of 200% of the target or less than zero, as applicable, is carried forward to subsequent years’ bonus calculations, subject to specified limitations. For instance, no employee has any right to any amounts carried forward if his or her employment ends prior to the end of the subsequent year, and no employee has any obligations related to negative bonus amounts carried forward if his or her employment terminates. Safety performance-based bonuses also vary from zero to 200% of the target percentage payouts, but no amounts are carried forward to subsequent years. As a result, when the Company performs well, based on financial and safety performance targets, Executive Officers have the opportunity to receive greater cash bonuses. Conversely, in the event financial and safety performance fall below established targets, Executive Officers may receive reduced or even no cash bonuses and could even have a negative bonus carried forward that would reduce bonuses paid in subsequent years. Further, in any given year, safety performance that fails to meet the minimum established performance target partially offsets any bonuses due as a result of the satisfaction of financial or individual performance targets. In addition, Executive Officers with sustained high individual performance are rewarded more than those in similar positions with lesser performance to the extent individual performance represents a portion of the target bonus.

Annual incentive compensation for 2010 paid to the Executive Officers was based on the Company’s financial performance, safety performance and individual performance, as applicable. For 2010, as was the case in the prior years, the Compensation Committee approved annual financial and safety goals and the target payouts as a percentage of base salary. The target payouts as a percentage of base salary for 2010 were intended to provide an opportunity for a target payout consistent with the 50th percentile of compensation for the peer group, consistent with the Compensation Study. The Compensation Committee set the financial performance target at a level that would make it reasonably difficult to achieve when taking into account the business environment at the time the target was established. Actual corporate financial performance payouts for 2002 to 2010 met or exceeded the established targets only four times. The safety performance target was also set at a level that would make it reasonably difficult to achieve when compared with the historic safety results of Class II and

Class III railroads and at a level that encourages year-over-year safety improvements. In 2010, the safety performance target was set at 0.70 FRA reportable injuries per 200,000 man-hours worked, a decrease from a target of 1.25 and the actual 0.74 result for 2009. Actual corporate safety performance payouts for 2002 to 2010 met or exceeded the established targets six times. For 2002 to 2010, actual payouts to Executive Officers have ranged from 31% to 200% of the targeted bonuses (excluding the impact of positive carryover bonus amounts).

The following table illustrates the total target amount of annual cash bonus payments as a percentage of base salary established on February 3, 2010 (for fiscal year 2010) for our Executive Officers, the target amount assigned to each performance measure for each individual and the range of potential payouts for each component as a percentage of the total target cash bonus and as a percentage of base salary. The range of potential payouts for each component as a percent of base salary is calculated as the product of the total target bonus amount as a percentage of base salary multiplied by the component weight at both zero and 200% achievement levels for each component. The Company calculates the actual annual cash bonus independently for each component and adds these calculations together to determine the annual bonus payout for each Executive Officer:

Name	Total Target Annual Cash Bonus Amount as a % of Base Salary	Corporate Financial Component Weight		Range of Corporate Financial Performance Payout as a % of Base Salary	Corporate Safety Component Weight		Range of Corporate Safety Performance Payout as a % of Base Salary	Individual Performance Component Weight		Range of Individual Perfor- mance Payout as a % of Base Salary
		% of Total Target Annual Cash Bonus	% of Base Salary		% of Total Target Annual Cash Bonus	% of Base Salary		% of Total Target Annual Cash Bonus	% of Base Salary
John C. Hellmann	80%	85%	68%	0% - 136%	15%	12%	0% - 24%	—	—	—
Timothy J. Gallagher	60%	85%	51%	0% - 102%	15%	9%	0% - 18%	—	—	—
James W. Benz	60%	80%	48%	0% - 96%	20%	12%	0% - 24%	—	—	—
Allison M. Fergus	50%	35%	18%	0% - 35%	15%	8%	0% - 15%	50%	25%	0% - 50%
Christopher F. Liucci	35%	35%	12%	0% - 24.5%	15%	5%	0% - 10.5%	50%	18%	0% - 35%

In 2010, the Company realized 231% of its target bonus for financial performance and 200% of its target bonus for safety performance as a result of its exceptional corporate financial and safety performance. The Company’s 2010 performance resulted in a bonus pool of approximately $7.8 million for all participants, with $2.4 million of the bonus pool attributable to our Executive Officers. The 2010 bonus awards paid to our Executive Officers were between 150% and 200% of target annual cash bonuses, which the Committee believes is appropriate based on Company performance against objectives and achievement of individual goals, as applicable. Amounts earned over 200% of the financial performance target were carried over to subsequent years’ bonus calculations, as described above. Based on 2010 performance, Messrs. Hellmann, Gallagher and Benz were paid a bonus equal to 200% of their target annual cash bonus. For 2010, Ms. Fergus and Mr. Liucci each earned a bonus equal to 150% of their target annual cash bonus. Ms. Fergus and Mr. Liucci received 100% for their individual performance in 2010. The attainment of the individual performance metric by Ms. Fergus and Mr. Liucci was determined by the CEO and CFO, respectively, based on their achievement of pre-established goals and objectives specific to their respective functions. For additional information on actual amounts of annual incentive compensation paid to Executive Officers, see the Non-Equity Incentive Plan Compensation column included in the “Summary Compensation Table.”

Long-Term Incentive Compensation Program—Equity Awards under the Omnibus Plan—Stock Options and Restricted Stock Awards

We use our long-term incentive program to provide equity awards, including stock options and restricted stock awards, to our Executive Officers and other key personnel. Awards are granted to our Executive Officers at the discretion of the Compensation Committee and are based on the Compensation Committee’s evaluation of the Compensation Study, each executive’s contribution and expected future contribution to our financial success, with input from the CEO with respect to Executive Officers other than himself. The Compensation Committee views stock options as an important component of overall executive compensation because stock options emphasize the objective of increasing stockholder value. The Compensation Committee views restricted stock awards as providing compensation that promotes a long-term financial interest in the Company. Historically, the program provided an opportunity for Executive Officers to receive long-term incentive compensation in the form of annual equity awards valued at between 50% and 175% of annual base salary, which amounts were adjusted upward following the Compensation Study. The actual amount of the annual equity award and the composition of stock options and restricted stock have been based on both individual and corporate financial performance as assessed by the CEO, with respect to Executive Officers other than himself, and by the Compensation Committee, based on guidance from independent consultants, when requested, and the Compensation Study. Additional considerations included the amounts paid as annual incentive compensation, individual performance of the Executive Officers, share retention requirements and other factors that were deemed relevant by the Compensation Committee.

Historically, the Compensation Committee delivered long-term incentive compensation through awards comprised of 70% stock options and 30% restricted stock. In 2010, the Committee indicated its intent to move to a 50%/50% mix of stock options and restricted stock awards for 2011 and subsequent years. The Compensation Committee determination that a 50%/50% allocation between stock options and restricted stock awards provides a better balance between the highly leveraged nature of stock options and the stock ownership benefits of restricted stock. Consequently, in 2010, for each Executive Officer, stock options constituted approximately 30% of the value of total long-term incentive compensation, and restricted stock awards constituted the remaining 70% to balance out the historic mix in furtherance of the goal of a 50%/50% mix. This emphasis on long-term incentives is intended to align the long-term financial interests of our Executive Officers with those of our long-term stockholders and provide a retention incentive to our Executive Officers. Note that equity based grants under the Omnibus Plan generally vest ratably over three years, and stock options typically expire if not exercised within five years of the date of grant.

Consistent with the results of the Compensation Study, and in keeping with the Company’s philosophy of aligning management and stockholder interests and considering the future contributions expected of our Executive Officers, the Compensation Committee granted 2010 long-term incentive equity awards to our Executive Officers ranging in value from 84% to 213% of 2010 annual base salary. In 2010, the total dollar value of annual long-term equity incentive compensation awards was approved by the Compensation Committee on February 3, 2010, and the total dollar value was delivered through four quarterly grants on February 26, May 28, August 31 and November 30, 2010, consistent with the Company’s stock-based award policy. The Compensation Committee believes that using the share price on four distinct days to calculate the number and exercise price of stock options and number of shares of restricted stock to be granted to the Executive Officers will be more indicative of the actual share price performance during the year than using a single date during the year.

Name	2010 Equity Award as a Percentage of Base Salary
John C. Hellmann	213%
Timothy J. Gallagher	150%
James W. Benz	150%
Allison M. Fergus	100%
Christopher F. Liucci	84%

Consistent with the results of the Compensation Study and the Compensation Committee’s desire to target total compensation at the 50th percentile of the peer group, the award to Mr. Hellmann increased from 175% of salary in 2009 to 213% of salary in 2010. The increase for Mr. Hellmann also reflects that his 2009 compensation was established at approximately the 30th percentile of the peer group as he requested that his total 2009 compensation be reduced below the 50th percentile target to take into account the weak economic environment at the time. The award to Ms. Fergus decreased from 117% of salary in 2009 to 100% of salary in 2010, consistent with years prior to 2009. The grants to Messrs. Gallagher, Benz and Liucci were unchanged in 2010. For additional information on the value of the 2010 long-term equity incentive awards to Executive Officers, see the Grant Date Fair Value of Stock and Option Awards column included in the “2010 Grants of Plan-Based Awards” table on page 42.

The stock option awards and restricted stock awards for Executive Officers and other key personnel include confidentiality and non-compete obligations, which if violated would result in a forfeiture of unexercised options and unvested restricted stock awards and disgorgement of any gains on option awards and restricted stock awards during the previous six months. The option awards and restricted stock awards for Executive Officers are also subject to acceleration of vesting upon a change of control, which the Compensation Committee believes allows our Executive Officers to focus on their responsibilities and provides security against unpredictable actions of successor corporations following a qualifying change of control of the Company.

2010 Discretionary Bonuses

In recognition of the significant effort and extraordinary workload associated with the FreightLink acquisition in Australia during 2010, the Compensation Committee approved a special, discretionary bonus for the Executive Officers, other than Mr. Hellmann, and certain others involved in the acquisition. The special, discretionary bonuses recognize the contributions of these executives in consummating the acquisition and the ongoing oversight needed to ensure a smooth integration of FreightLink. The total amount of the special, discretionary bonuses paid to the Executive Officers was $200,000.

Share Retention Guidelines

The Compensation Committee has adopted share retention guidelines for the Executive Officers and other key personnel to further align the interests of these individuals with the interests of our stockholders. Under the guidelines, the Executive Officers are expected to maintain a significant ownership position in our Class A Common Stock, which is based on a multiple of such executive’s then current base salary and the then current stock price on the date of adoption or revision of the guidelines, but expressed as a number of shares. Notwithstanding the guidelines, Executives Officers are permitted to sell shares to finance the exercise price of an equity award, if applicable, and to settle any tax obligations in connection with the exercise or vesting of an equity award. Although the share ownership guideline amount is not required to be satisfied in any particular period of time, until the share guideline is satisfied, Executive Officers are required to retain 50% of any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock awards. Waivers of the guidelines can be granted by the CEO for Executive Officers (other than himself) and key employees and by the Compensation Committee for the CEO. Waivers are generally granted only for serious and unforeseen hardship circumstances. It has been our practice to reevaluate the retention guidelines in connection with significant changes to base salaries; however, no changes to the share retention guideline amounts or required retention percentages were deemed necessary in 2010.

The share retention guideline amounts for our Executive Officers are set forth below:

Principal Position	Share Guideline Amount
President and CEO	135,000
Chief Financial Officer	30,000
Chief Operating Officer	30,000
General Counsel and Secretary	30,000
Chief Accounting Officer and Global Controller	15,000

In determining whether our share retention guidelines have been met, restricted stock, shares held by a spouse or minor child who resides with the Executive Officer or key employee and shares held by a trust established for estate or tax planning purposes that is revocable by the Executive Officer, key employee or his or her spouse are considered owned. With the exception of the General Counsel and Chief Accounting Officer, all of the Executive Officers meet the share guideline amount. Until the share guideline is satisfied by the General Counsel and Chief Accounting Officer, these Executive Officers are required to retain 50% of any net shares that remain following the payment of exercise prices and tax obligations following the exercise of stock options or the vesting of restricted stock awards.

Other Compensation

401(k) Plan

Executive Officers and other employees are entitled to participate in our 401(k) Plan, which provides retirement benefits to employees and provides for employer and employee contributions. For 2010, the Company matched 100% of employee contributions to the 401(k) plan, up to the lesser of 4% of the employee’s salary or $9,800.

Stock Purchase Plan

Executive Officers and other employees who have been employed for more than one year and customarily work more than 20 hours per week are entitled to participate in our Stock Purchase Plan. Our Stock Purchase Plan permits participants to purchase our Class A Common Stock at approximately 90% of the lowest closing price of our Class A Common Stock on either the first business day of the month or the second-to-last business day of the month. Participants in the Stock Purchase Plan may not purchase stock with an aggregate fair market value in excess of $25,000 during any calendar year or make purchases that would cause such participant to own 5% or more of the Company’s then-outstanding Class A Common Stock. Stock purchases under the Stock Purchase Plan are funded through payroll deductions of up to 10% of a participant’s regular earnings. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our employees at all levels of employment and thereby provide them with the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership. The Compensation Committee administers the Stock Purchase Plan.

Long-Term Disability Insurance

Executive Officers and certain other employees receive coverage under our long term-disability insurance program, which provides a monthly income in the event of the executive’s disability. The Compensation Committee believes that this benefit is a normal component of a competitive executive compensation program and that it is useful to the retention of talented executives. For 2010, this coverage provided a monthly benefit of 60% of the Executive Officer’s base salary and annual incentive compensation, up to a maximum payment of $15,000 per month.

Deferred Compensation Plan

Starting in 2004, we began offering a deferred compensation plan. The DCP allows senior employees, including our Executive Officers, to defer receipt of their salary and/or bonus payments into accounts that mirror the gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above-market or preferential fixed interest rate returns or permit participants to defer their cash compensation into our Class A Common Stock. Participants may defer up to 50% of base salary and 100% of annual cash incentive compensation until the date or dates they have specified. We are not required to fund the DCP, and the participants have an unsecured contractual commitment from the Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from the Company’s general assets.

Between 2006 and 2009, the Company established Defined Contribution Accounts under the Company’s DCP for each of the Executive Officers, based on the following rationale. The Defined Contribution Accounts are intended to provide, upon the executive’s retirement, a target benefit amount equal to a 20-year annuity with payments equivalent to 38% of the estimated final five year average cash compensation (based on salary and target bonus objectives) of the participating executive, assuming retirement at age 65. Company contributions are funded into a rabbi trust (a grantor trust in which the grantor is the Company and the beneficiary is the executive) through investments in corporate-owned life insurance. Investments in the rabbi trust remain subject to claims from the Company’s general creditors. Contributions credited to an executive’s account are invested as the participant directs among the investment funds actually available from time to time under the DCP. Annual amounts credited to an executive’s account vest at the rate of 20% per year, subject to acceleration of vesting in the event of a change of control, death or disability, each as defined under the DCP. The Company reserves the right to change its contribution to an executive’s account from time to time, in such amount as it may determine, as a result of changes in specified assumptions. Upon retirement, vested amounts are payable to the executive in the form of a lump sum or installments not to exceed 15 years, as elected by the executive. The Compensation Committee believes supplemental executive retirement plans such as the Defined Contribution Accounts are an important part of executive compensation and are utilized by many companies that compete with the Company for executive talent. Retirement benefits, including those provided through the Defined Contribution Accounts, are an important component of an executive’s overall compensation program and are necessary to attract and retain talented executives. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

For Mr. Benz the Company also established a benefit that is administered through the DCP, such that he receives an annual contribution to his Defined Contribution Account that is equal to the amount that he previously received to fund his modified split-dollar life insurance policies which were terminated by mutual agreement in 2009. Notwithstanding the vesting schedule set forth above, each of Mr. Benz’s contributions is immediately vested when credited to his account, as the benefit to Mr. Benz was in lieu of his historic split-dollar life insurance policies.

Perquisites

We provide certain of our Executive Officers perquisites and other personal benefits. The Compensation Committee has reviewed and approved each of the perquisites provided to Executive Officers. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in attracting and retaining talented executives. Additional information with respect to the perquisites paid to our Executive Officers is set forth in “Summary Compensation Table” below.

Continuity and Employment Agreements

The Compensation Committee believes that continuity agreements, or change of control arrangements, are necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee does not view the potential payments payable to our Executive Officers under the applicable continuity agreements as an additional element of compensation. Rather, the Compensation Committee believes that these commitments by the Company provide security to our executives should their employment be terminated following a change of control through no fault of their own, thus, allowing our executives to focus on their responsibilities to the Company.

Currently, all of our Executive Officers are parties to continuity agreements with the Company. These agreements require the Company to provide compensation to the Executive Officers as described below under “Potential Payments Upon Termination, Change of Control or Certain Other Events” in the event of a qualifying change of control of the Company followed by termination of the executive without cause or resignation by the executive for good reason, each as defined in the agreements. This double trigger approach results in payment under our change of control provisions only if the Executive Officer is harmed. In consideration for the payments under the continuity agreements, each executive has agreed to restrictions in his or her ability to compete for a period of 12 months following termination.

We believe our continuity agreements are generally consistent with those in our prevailing marketplace and are important for attracting and retaining executives whose leadership is critical to our long-term success and competitiveness. The components of our continuity agreements recognize that a significant portion of participating executives’ total compensation may at any point in time consist of unvested stock options or restricted stock holdings and that some measure of protection against possible but unpredictable actions of successor corporations is desirable for both the executive and the Company. Additionally, the structures of our continuity agreements help ensure management retention during any change of control. The amount of compensation payable to each Executive Officer under the continuity and employment agreements is set forth under “Potential Payments upon Termination, Change of Control and Certain Other Events.”

The Company has not entered into agreements with Executive Officers that provide for severance payments related to voluntary termination; involuntary, not for cause termination unrelated to a change of control; or termination for cause.

Deductibility of Compensation

Section 162(m) of the IRC generally disallows public companies from claiming a tax deduction for compensation in excess of $1 million paid to their chief executive officer or any of the three other most highly compensated Executive Officers other than the CFO. However, the statute exempts qualifying performance based compensation from the $1 million limitation if specified requirements are met. Additionally, cash compensation voluntarily deferred by the Executive Officers named in this proxy statement under the DCP is not subject to the Section 162(m) limitation until the year paid. The tax impact of any compensation arrangement is one factor considered by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives, but there are circumstances where the compensation awarded to Mr. Hellmann and other highly compensated Executive Officers may not be fully deductible to the Company.

Policy on Non-Public Information and Trading in Company Stock

The Company’s policy permits directors, Executive Officers and other key employees to trade Company securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department. Although we do not have a formal policy that prohibits transactions that hedge an individual’s economic risk of owning shares of our common stock, we believe all such transactions by directors and Executive Officers in 2010 have been publicly disclosed.

Elements of Total Compensation—Risks and Mitigants

The Compensation Committee believes that the structure of the executive compensation program provides a mix of cash and equity compensation that balances short- and long-term incentives. We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to build the Company’s business prudently and profitably over time, while encouraging retention of our top talent. In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company. The result is a program that the Compensation Committee believes mitigates inappropriate risk taking and aligns the interests of Executive Officers with those of the Company’s stockholders.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee

Mark A. Scudder, Chairman

David C. Hurley

Robert M. Melzer

SUMMARY COMPENSATION TABLE

The following table and footnotes set forth information for the years ended December 31, 2010, 2009 and 2008 concerning compensation awarded to, earned by or paid to our Executive Officers.

Name & Principal Position	Year	Salary (1)	Bonus (1)(2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
John C. Hellmann	2010	$703,000	$—	$1,050,007	$450,000	$1,124,800	$—	$92,062	$3,419,869
President and Chief Executive Officer	2009	703,000	109,408	369,085	861,131	171,792	—	97,150	2,311,566
	2008	548,550	—	230,377	537,781	491,196	—	105,056	1,912,960

Timothy J. Gallagher	2010	405,000	70,000	425,932	182,254	486,000	—	101,580	1,670,766
Chief Financial Officer	2009	405,000	47,273	182,265	425,222	74,227	—	101,534	1,235,521
	2008	318,780	—	133,888	312,520	203,892	—	105,433	1,074,513

James W. Benz	2010	348,000	30,000	365,418	156,597	417,600	17,619	96,194	1,431,428
Chief Operating Officer	2009	348,000	19,806	156,586	365,377	84,594	8,562	98,614	1,081,539
	2008	267,030	—	112,160	261,789	223,366	15,274	99,330	978,949

Allison M. Fergus	2010	300,000	50,000	209,985	90,000	225,000	—	68,158	943,143
General Counsel and Secretary	2009	300,000	—	105,456	246,019	120,337	—	63,082	834,894
	2008	250,000	—	74,995	175,066	114,510	—	12,368	626,939

Christopher F. Liucci	2010	194,580	50,000	114,405	49,027	102,155	—	54,980	565,147
Chief Accounting Officer and Global Controller	2009	194,580	—	49,024	114,411	54,636	—	59,206	471,857
	2008	188,000	—	56,392	131,649	80,283	—	12,158	468,482

(1)	Salary and bonuses are reported in the year in which the compensable service was performed even if we paid the compensation in a subsequent year or if the executive elected to defer a portion of such compensation.
(2)	Amounts in 2010 reflect the discretionary bonuses paid to certain Executive Officers in February 2011 for the significant 2010 efforts associated with the acquisition of FreightLink in Australia. Amounts in 2009 reflect the discretionary bonuses paid to certain Executive Officers in February 2010 for the efforts required to achieve the results management delivered.
(3)	The amounts in the Stock Awards column reflect aggregate grant date fair value for restricted stock granted by us in 2010, 2009 and 2008 computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. For discussion of the assumptions made in the valuation of these awards, refer to Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(4)	The amounts included in the Option Awards column reflect aggregate grant date fair value for stock options granted by us in 2010, 2009 and 2008 computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. For discussion of the assumptions made in the valuation of these options, refer to Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(5)	For 2010, the amounts reflect the cash bonuses paid under the Annual Incentive Compensation Program based on targets that were established in early 2010 by the Compensation Committee and paid in February 2011; for 2009, based on targets that were established in early 2009 by the Compensation Committee and paid in February 2010; and for 2008, based on targets that were established in early 2008 by the Compensation Committee and paid in February and March 2009. For a discussion of the Annual Incentive Compensation Program, see “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Compensation Program–Cash Bonuses.”
(6)	The amounts represent the increase in Mr. Benz’s actuarial accumulated pension benefit from December 31, 2009 to December 31, 2010, December 31, 2008 to December 31, 2009 and December 31, 2007 to December 31, 2008, respectively, in the Rail Link Inc. Retirement Plan (“Rail Link Plan”). Pension benefits do not have above market or preferential interest rate returns. For additional information, see “2010 Pension Benefits” below.

(7)	The following table details each item of compensation of our Executive Officers for the fiscal years ended December 31, 2010, required to be included in the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plan	Company Contributions to Retirement 401(k) Plan (a)	Auto (b)	Other (c)	Total
John C. Hellmann	$64,148	$9,800	$14,131	$3,983	$92,062
Timothy J. Gallagher	68,384	9,800	17,197	6,199	101,580
James W. Benz	68,012	9,800	13,000	5,382	96,194
Allison M. Fergus	42,133	9,800	14,605	1,620	68,158
Christopher F. Liucci	31,880	9,800	11,758	1,542	54,980

(a)	Amounts reflect the Company’s matching contributions to the Company’s 401(k) Plan.
(b)	Amounts reflect cash payments for all annual automobile expenses, whether personal or business related. Mr. Benz receives a monthly cash car allowance. Amounts for Messrs. Hellmann, Gallagher and Liucci and Ms. Fergus reflect car leases, fuel, insurance and repairs paid on their behalf. In addition, Mr. Hellmann’s balance includes $2,300 of personal parking expenses.
(c)	The amount for Mr. Hellmann represents the incremental cost for excess group life insurance and an additional term life policy, long-term disability insurance premiums, commuting expenses and personal travel expenses. The amount for Mr. Gallagher represents the incremental cost for excess group life insurance and an additional term life policy, long-term disability insurance premiums and health club dues. The amount for Mr. Benz represents the incremental cost for excess group life insurance, long-term disability insurance premiums and travel expenses. Amounts for Ms. Fergus and Mr. Liucci represent the incremental cost for excess group life insurance and long-term disability insurance premiums.

2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information relating to estimated future payouts under non-equity incentive plan awards and grants of stock-based awards during the year ended December 31, 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
John C. Hellmann		$—	$648,518	$1,297,035
	2/26/2010				8,242			$262,508
	2/26/2010					12,712	$31.85	112,501
	5/28/2010				7,294			262,511
	5/28/2010					11,250	35.99	112,500
	8/31/2010				6,764			262,511
	8/31/2010					9,566	38.81	112,496
	11/30/2010				5,527			262,477
	11/30/2010					8,188	47.49	112,503

Timothy J. Gallagher		$—	$249,075	$498,150
	2/26/2010				3,338			$106,315
	2/26/2010					5,148	$31.85	45,560
	5/28/2010				2,954			106,314
	5/28/2010					4,556	35.99	45,560
	8/31/2010				2,739			106,301
	8/31/2010					3,874	38.81	45,558
	11/30/2010				2,239			107,002
	11/30/2010					3,317	47.49	45,576

James W. Benz		$—	$214,020	$428,040
	2/26/2010				2,868			$91,346
	2/26/2010					4,424	$31.85	39,152
	5/28/2010				2,538			91,343
	5/28/2010					3,915	35.99	39,150
	8/31/2010				2,354			91,359
	8/31/2010					3,329	38.81	39,149
	11/30/2010				1,924			91,371
	11/30/2010					2,849	47.49	39,145

Allison M. Fergus		$—	$153,750	$307,500
	2/26/2010				1,648			$52,489
	2/26/2010					2,542	$31.85	22,497
	5/28/2010				1,459			52,509
	5/28/2010					2,250	35.99	22,500
	8/31/2010				1,353			52,510
	8/31/2010					1,913	38.81	22,497
	11/30/2010				1,105			52,476
	11/30/2010					1,638	47.49	22,506

Christopher F. Liucci		$—	$69,806	$139,611
	2/26/2010				898			$28,601
	2/26/2010					1,385	$31.85	12,257
	5/28/2010				795			28,612
	5/28/2010					1,226	35.99	12,260
	8/31/2010				737			28,603
	8/31/2010					1,042	38.81	12,254
	11/30/2010				602			28,589
	11/30/2010					892	47.49	12,256

(1)	The threshold, target and maximum amounts are established under our annual incentive compensation plan. For additional information, see “Executive Compensation—Compensation Discussion and Analysis.”
(2)	Consists of restricted stock awards granted in 2010 under our long-term equity incentive compensation plan.
(3)	Consists of stock options granted in 2010 under our long-term equity incentive compensation plan.
(4)	This column shows the full grant date fair value of restricted stock awards and stock option awards granted in 2010 computed in accordance with ASC Topic 718. The grant date fair value is the amount that the Company will expense in its financial statements over the award’s required period of service as required under ASC Topic 718 without taking into account estimated forfeitures.

Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2010 Table

Terms of Equity-Based Awards

Vesting Schedule

In February 2009, the Compensation Committee approved certain changes to the Company’s policies with respect to equity awards. The Compensation Committee moved the annual equity award from May to February of each year to align the equity award grants with other annual compensation decisions. Option awards and restricted stock awards granted prior to 2009 vest over three years following the date of grant with one-third of the Class A common shares underlying the award becoming exercisable on each of the first, second and third anniversaries of the grant date, subject to acceleration upon a change of control. Awards made after February 2009 will be made in four equal quarterly grants during the year and generally vest over three years following the date of grant on the anniversary of the first quarterly grant for such year, subject to acceleration upon a change of control. Each quarterly grant of stock options has a five-year term.

Forfeiture

Absent death or disability, unvested option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period. In the event of death prior to the complete exercise of a vested option award, the vested portion of the option may be exercised, in whole or in part, within one year after the date of death by the designated beneficiary, but in all cases, prior to the option expiration date. In the event of disability prior to the complete exercise of a vested option award, the vested portion of the option may be exercised in whole or in part prior to the option expiration date. With respect to restricted stock awards, in the event of termination or death, the unvested portion of any restricted stock award is forfeited. In the event of disability, the Compensation Committee has discretion to promulgate rules regarding the treatment of unvested restricted stock awards. The Company has entered into continuity agreements with key employees, including the Executive Officers, which provide for the vesting of otherwise unvested option awards in the circumstances described under “Potential Payments Upon Termination, Change Of Control And Certain Other Events.”

Covenants

The stock option awards and restricted stock awards for Executive Officers and other key employees include confidentiality and non-compete obligations, which if violated would result in a forfeiture of unexercised options and unvested restricted stock awards and disgorgement of any gains on option awards and restricted stock awards during the previous six months. The option awards and restricted stock awards for Executive Officers are also subject to acceleration of vesting upon a change of control.

Other

Option awards granted under the Omnibus Plan have an exercise price equal to the closing stock price of the underlying shares on the NYSE on the date of grant. With the exception of restricted stock units, prior to the vesting of restricted stock awards, holders of such awards have all other rights of a stockholder with respect to the shares underlying the award, including, but not limited to, the right to receive cash dividends, if any, and the right to vote the common shares underlying the award at any meeting of our stockholders. Holders of restricted stock units do not have any stockholder rights with respect to the common shares underlying the award until such unit vests and the underlying shares are issued. All equity award grants to Executive Officers are approved by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010

The following table provides information regarding outstanding equity awards held by our Executive Officers at December 31, 2010.

Name	Grant Date (1)	Expiration Date	Option Awards			Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)
John C. Hellmann	5/30/2006	5/29/2011	50,262	—	$29.41	—	$—
	6/2/2006	6/1/2011	77,872	—	30.37	—	—
	5/30/2007	5/29/2012	59,770	—	32.35	—	—
	5/27/2008	5/26/2013	32,056	16,028	39.08	1,965	104,047
	2/27/2009	2/26/2014	10,890	21,779	20.89	2,944	155,885
	5/29/2009	5/28/2014	7,791	15,581	28.92	2,126	112,572
	8/31/2009	8/30/2014	7,193	14,384	31.38	1,960	103,782
	11/30/2009	11/29/2014	7,353	14,706	31.12	1,977	104,682
	2/26/2010	2/25/2015	—	12,712	31.85	8,242	436,414
	5/28/2010	5/27/2015	—	11,250	35.99	7,294	386,217
	8/31/2010	8/30/2015	—	9,566	38.81	6,764	358,154
	11/30/2010	11/29/2015	—	8,188	47.49	5,527	292,655

			253,187	124,194		38,799	$2,054,408

Timothy J. Gallagher	5/30/2006	5/29/2011	28,979	—	$29.41	—	$—
	6/2/2006	6/1/2011	13,252	—	30.37	—	—
	5/30/2007	5/29/2012	33,494	—	32.35	—	—
	5/27/2008	5/26/2013	18,629	9,314	39.08	1,142	60,469
	2/27/2009	2/26/2014	5,378	10,754	20.89	1,454	76,989
	5/29/2009	5/28/2014	3,847	7,694	28.92	1,050	55,598
	8/31/2009	8/30/2014	3,552	7,103	31.38	968	51,256
	11/30/2009	11/29/2014	3,631	7,261	31.12	976	51,679
	2/26/2010	2/25/2015	—	5,148	31.85	3,338	176,747
	5/28/2010	5/27/2015	—	4,556	35.99	2,954	156,414
	8/31/2010	8/30/2015	—	3,874	38.81	2,739	145,030
	11/30/2010	11/29/2015	—	3,317	47.49	2,239	118,555

			110,762	59,021		16,860	$892,737

James W. Benz	5/30/2006	5/29/2011	23,105	—	$29.41	—	$—
	6/2/2006	6/1/2011	9,944	—	30.37	—	—
	5/30/2007	5/29/2012	28,056	—	32.35	—	—
	5/27/2008	5/26/2013	—	7,802	39.08	957	50,673
	2/27/2009	2/26/2014	4,621	9,241	20.89	1,249	66,135
	5/29/2009	5/28/2014	3,306	6,611	28.92	902	47,761
	8/31/2009	8/30/2014	—	6,103	31.38	832	44,054
	11/30/2009	11/29/2014	—	6,239	31.12	838	44,372
	2/26/2010	2/25/2015	—	4,424	31.85	2,868	151,861
	5/28/2010	5/27/2015	—	3,915	35.99	2,538	134,387
	8/31/2010	8/30/2015	—	3,329	38.81	2,354	124,644
	11/30/2010	11/29/2015	—	2,849	47.49	1,924	101,876

			69,032	50,513		14,462	$765,763

Allison M. Fergus	5/30/2006	5/29/2011	6,000	—	$29.41	—	$—
	10/26/2006	10/25/2011	15,000	—	28.75	—	—
	5/30/2007	5/29/2012	17,722	—	32.35	—	—
	5/27/2008	5/26/2013	10,435	5,218	39.08	640	33,888
	2/27/2009	2/26/2014	3,111	6,222	20.89	841	44,531
	5/29/2009	5/28/2014	2,226	4,451	28.92	608	32,194
	8/31/2009	8/30/2014	2,055	4,109	31.38	560	29,652
	11/30/2009	11/29/2014	2,101	4,202	31.12	564	29,864
	2/26/2010	2/25/2015	—	2,542	31.85	1,648	87,262
	5/28/2010	5/27/2015	—	2,250	35.99	1,459	77,254
	8/31/2010	8/30/2015	—	1,913	38.81	1,353	71,641
	11/30/2010	11/29/2015	—	1,638	47.49	1,105	58,510

			58,650	32,545		8,778	$464,796

Name	Grant Date (1)	Expiration Date	Option Awards			Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Christopher F. Liucci	5/30/2007	5/29/2012	12,325	—	$32.35	—	$—
	5/27/2008	5/26/2013	7,847	3,924	39.08	481	25,469
	2/27/2009	2/26/2014	1,447	2,893	20.89	391	20,703
	5/29/2009	5/28/2014	1,035	2,070	28.92	282	14,932
	8/31/2009	8/30/2014	956	1,911	31.38	260	13,767
	11/30/2009	11/29/2014	977	1,954	31.12	262	13,873
	2/26/2010	2/25/2015	—	1,385	31.85	898	47,549
	5/28/2010	5/27/2015	—	1,226	35.99	795	42,095
	8/31/2010	8/30/2015	—	1,042	38.81	737	39,024
	11/30/2010	11/29/2015	—	892	47.49	602	31,876

			24,587	17,297		4,708	$249,288

(1)	All option and restricted stock awards were granted under the Omnibus Plan. One-third of each option and restricted stock award granted prior to 2009 vests each year for three years on the anniversary of the date of grant, with the exception of the June 2, 2006 option award, which were fully vested at the time of the grant. Option and restricted stock awards made after February 2009 generally vest over three years following the date of grant on the anniversary of the first quarterly grant for such year. The vesting schedule for the option and restricted stock awards are set forth below. For additional information on the acceleration of vesting, see “Narrative Supplement to the Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” and “Potential Payments upon Termination, Change of Control and Certain Other Events.”

5/30/2006	1/3 vests each year for three years on the anniversary of the date of grant.
10/26/2006	1/3 vests each year for three years on the anniversary of the date of grant.
6/2/2006	Fully vested upon grant.
5/30/2007	1/3 vests each year for three years on the anniversary of the date of grant.
5/27/2008	1/3 vests each year for three years on the anniversary of the date of grant.
2/27/2009	1/3 vests each year for three years on the anniversary of the date of grant.
5/29/2009	1/3 vests each year for three years on February 27.
8/31/2009	1/3 vests each year for three years on February 27.
11/30/2009	1/3 vests each year for three years on February 27.
2/26/2010	1/3 vests each year for three years on the anniversary of the date of grant.
5/28/2010	1/3 vests each year for three years on February 26.
8/31/2010	1/3 vests each year for three years on February 26.
11/30/2010	1/3 vests each year for three years on February 26.

(2)	The market value of stock awards that have not vested was calculated using the closing stock price on the NYSE on December 31, 2010, of $52.95.

2010 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by each Executive Officer upon exercise of options or the vesting of restricted stock during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting (2)
John C. Hellmann	65,385	$1,106,249	8,765	$297,387
Timothy J. Gallagher	18,072	305,959	4,652	158,557
James W. Benz	56,705	806,573	3,945	134,352
Allison M. Fergus	1,500	24,605	2,607	88,685
Christopher F. Liucci	10,000	79,908	1,554	53,589

(1)	Option award value realized on exercise was calculated by multiplying the number of shares acquired upon exercise by the closing price of our stock on the NYSE on the exercise date and then deducting the aggregate exercise price of the option awards.
(2)	Stock award value realized on vesting was calculated by multiplying the number of shares acquired upon vesting by the closing price of our stock on the NYSE on the vesting date.

2010 PENSION BENEFITS

The following table provides information regarding the pension benefits for our Executive Officers.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit		Payments During Last Fiscal Year
John C. Hellmann		—		$—		$—
Timothy J. Gallagher		—		—		—
James W. Benz	Rail Link Retirement Plan(1)	14.89	(2)	360,931	(3)	—
Allison M. Fergus		—		—		—
Christopher F. Liucci		—		—		—

(1)	The Rail Link Retirement Plan, or Rail Link Plan, is a defined benefit pension plan sponsored by Rail Link, Inc., a wholly owned subsidiary of the Company. The Rail Link Plan covers approximately 68 Rail Link, Inc. eligible employees as of December 31, 2010. The accumulated benefit an employee earns over his or her career with Rail Link, Inc. is payable starting after retirement on a monthly basis for life. The normal retirement age defined in the Rail Link Plan is 62. Mr. Benz is currently eligible for retirement under the Rail Link Plan.
(2)	Under the Rail Link Plan, Mr. Benz accumulated 5.25 creditable service years while working for the Company from November 8, 1996 until the Rail Link Plan was frozen on January 31, 2002 and 9.64 years of service as President of Rail Link, Inc. before Rail Link, Inc. was purchased by the Company in November 1996.
(3)

All benefit accruals under the Rail Link Plan were frozen as of January 31, 2002. As applicable to Mr. Benz, the Rail Link Plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. The formula provides an annual benefit accrual equal to 1.0% of the five-year average earnings of the individual and 0.5% of the “Excess Amount” of compensation. “Excess Amount” is defined as the five-year average of earnings in excess of the social security average wage. For a discussion of the assumptions made in quantifying the present value of the accrued benefit, refer to Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The executive’s annual earnings taken into account under this formula include base salary and up to one-half of any bonus payments. The maximum annual benefit for Mr. Benz is frozen at $28,145 annually ($2,345 monthly) payable after retirement. Upon retirement, Mr. Benz may elect payment in the form of either a single life annuity or a joint and survivor annuity. While these two options would provide different annual benefit amounts to Mr. Benz (and his spouse, in the event he selects the joint and survivor annuity option), the total actuarial value of the two elections is equivalent over the life of the selected annuity.

2010 NONQUALIFIED DEFERRED COMPENSATION (1)

The following table provides information regarding contributions, earnings and balances for our Executive Officers under our nonqualified deferred compensation plan for the year ended December 31, 2010.

Name	Executive Contribution in Last Fiscal Year (2)	Registrant Contributions in Last Fiscal Year (3)	Aggregate Earnings in Last Fiscal Year (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (5)
John C. Hellmann	$—	$64,148	$210,085	$—	$1,170,000
Timothy J. Gallagher	—	68,384	70,165	—	437,918
James W. Benz	34,800	68,012	11,429	—	151,378
Allison M. Fergus	—	42,133	14,278	—	107,015
Christopher F. Liucci	—	31,880	13,644	—	87,267

(1)	The DCP was implemented in 2004 and allows certain employees, including the Executive Officers, to defer receipt of their salary and/or bonus payments into accounts that mirror gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above market or preferential interest rate returns or permit participants to defer their cash compensation into our common stock. Participant deferrals must be elected annually, with limits of 50% on base salary and 100% on bonus payments with a minimum aggregate deferral of $2,000. Investment choices may be reallocated on a daily basis, but if selections are not made, the amounts deferred will automatically be allocated to the lowest-risk fund. Accounts are adjusted daily based on the performance of each measurement fund that is selected for the participant’s account, and the account is 100% vested at the time of deferral. Participant deferral elections are irrevocable and cannot be changed during the plan year. However, there are circumstances, such as an unforeseeable financial emergency, that can be considered for suspending a participant’s current deferral election. The benefit distribution date selected may be either: (1) separation of service, or (2) the attainment of whatever age specified, or (3) the earlier of (a) separation of service or (b) the attainment of whatever age specified, or (4) the later of (a) separation of service or (b) the attainment of whatever age specified. If a distribution date is not specified, the benefit distribution date will be separation of service. The form of payment selected for an employee’s distribution is either a lump sum or annual installments over any period an employee elects, not to exceed 15 years. No withdrawals or distributions were made in 2010. The DCP also allows for Company contributions and is the instrument used to allow Company and Executive contributions into the Defined Contribution Accounts, as discussed above under “Deferred Compensation Plan.” Company contributions are included in the Summary Compensation Table.
(2)	Mr. Benz’s contribution of $34,800 is included in the Summary Compensation Table.
(3)

The amounts represent the Company contributions into the Defined Contribution Accounts for Messrs. Hellmann, Gallagher and Liucci and Ms. Fergus. The Company’s contributions into their Defined Contribution Account are reflected in the Summary Compensation Table in the All Other Compensation column. These contributions vest proportionately over a five-year period, subject to acceleration of vesting in the event of a change of control, death or disability, each as defined under the DCP. For additional information on the DCP Plan see “Executive Compensation–Compensation Discussion and Analysis–Other Compensation—Deferred Compensation Plan.”

(4)	Earnings on the Company contributions made on behalf of Messrs. Hellmann, Gallagher and Liucci and Ms. Fergus vest over a five-year period, or earlier upon a change of control. Earnings on Mr. Benz’s account are fully vested. While the contribution amounts for Messrs. Hellmann, Benz, Gallagher and Liucci and Ms. Fergus are reported in the Summary Compensation Table, the earnings for all five Executive Officers are not, because all earnings in the Defined Contribution Accounts are not considered above market or preferential. Earnings are calculated based on the performance of some or all of the following funds: Capital Research American Fund Growth, Pacific Life Cash Management, Oppenheimer Emerging Markets, BlackRock Equity Index, FMR Co Inc Fid. VIP Contrafund, Pacific Life High Yield Bond, PIMCO Inflation Managed, Janus Aspen Series Enterprise Portfolio, Janus Aspen Series Overseas Portfolio Service Shares, Iridian Asset Management Business Opportunity Value, Brandes International Equity, PIMCO Managed Bond, Morgan Stanley Real Estate, NFJ Small-Cap Value and Van Eck Worldwide Hard Assets, based on the executive’s investment allocation. In 2010, the Executive Officers selected the Capital Research American Fund Growth, Pacific Life Cash Management, Oppenheimer Emerging Markets, BlackRock Equity Index, FMR Co Inc Fid., VIP Contrafund, Pacific Life High Yield Bond, PIMCO Inflation Managed, Janus Aspen Series Enterprise Portfolio, Janus Aspen Series Overseas Portfolio Service Shares, Iridian Asset Management Business Opportunity Value, PIMCO Managed Bond, Morgan Stanley Real Estate and NFJ Small-Cap Value which funds yielded 11.03%, (0.05%), 27.02%, 14.81%, 16.93%, 14.52%, 8.78%, 25.52%, 25.02%, 9.72%, 27.00%, 30.54% and 25.34%, respectively for fiscal year 2010.
(5)	Amounts represent the balance of the Executive Officer’s individual account as of December 31, 2010. As of December 31, 2010, the vested portion of Mr. Hellmann’s aggregate balance was $988,355, a portion of which represents Mr. Hellmann’s personal contributions, which are immediately vested. As of December 31, 2010, the vested portion of Mr. Gallagher, Mr. Benz, Ms. Fergus and Mr. Liucci’s accounts were $210,501, $151,378, $33,162 and $27,576, respectively. Of contributions made by Mr. Hellmann or by the Company on his behalf, $868,612 was previously reported in a Summary Compensation Table. Of contributions made by the Company on Mr. Gallagher’s behalf, $273,536 was previously reported in a Summary Compensation Table. Of contributions made by Mr. Benz, $36,613 was previously reported in a Summary Compensation Table. Of contributions made by Ms. Fergus, $42,133 was previously reported in a Summary Compensation Table. Of contributions made by Mr. Liucci, $31,880 was previously reported in a Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION, CHANGE OF CONTROL AND CERTAIN OTHER EVENTS

Payments upon Change of Control

The continuity agreements with each of our Executive Officers provide that upon termination of their employment without cause or resignation for good reason within three years following a change of control, (1) Mr. Hellmann, Mr. Gallagher, Mr. Benz and Ms. Fergus will receive a cash severance amount equal to three times the sum of their current salary plus target annual incentive compensation for that year plus their accrued but unpaid base salary and annual incentive compensation, and (2) Mr. Liucci will receive a cash severance amount equal to one times the sum of his current salary plus target annual incentive compensation for that year plus his accrued but unpaid base salary and annual incentive compensation.

A change of control is deemed to occur if: a person or outside group becomes a beneficial owner (defined as 35% ownership) and their ownership is greater than that of our founder and executive officers; a merger, sale of 51% or greater of the Company’s assets, liquidation or dissolution of the Company occurs; or our incumbent Board ceases to be a majority in any successor of the Company during a twelve-month period.

In the event of a change of control, the acceleration provisions of the DCP and award agreements under the Omnibus Plan provide for payments exclusive of our continuity agreements. In the event of a change of control under our DCP, participants are entitled to acceleration of unvested account balances, subject to the limitations of Section 280G of the IRC. In addition, pursuant to the award agreements for options and restricted stock awards to Executive Officers, the unvested portions of all such awards immediately vest and become exercisable upon a change of control.

In addition, upon termination without cause or resignation for good reason within three years following a change of control, all unvested stock options and restricted stock holdings immediately become vested, and any unvested balance under the DCP plan is accelerated to the extent such acceleration does not take place earlier under the applicable plan documents. Resignation for good reason by an executive occurs if: the executive’s duties, titles or responsibilities decrease after a change of control; the executive’s base salary, annual incentive target, or annual equity target is decreased after a change of control; the executive’s work location changes to a different location more than 35 miles from his or her prior work location after a change of control; or the successor company fails to assume and perform the provisions under the continuity agreements.

The Company will conditionally pay the 20% excise tax for excess parachute payments and will gross up the resulting income tax due for Mr. Hellmann, Mr. Gallagher and Mr. Benz if their resulting change of control payment is more than 10% above the safe harbor limit of three times the base amount under Section 280G of the IRC. The base amount is defined as the average W-2 earnings of the executive in the last five years. A change of control payment that is up to 10% above the safe harbor limit will not result in payment of the excise tax and tax gross up, but instead will result in a reduction of the payment to the safe harbor limit less one dollar. Ms. Fergus and Mr. Liucci are not provided conditional payments of resulting excise tax for excess parachute payments and related income tax but are entitled to receive the greater of the after-tax change of control payment, including their payment of the 20% excise tax for excess parachute payments, or the after tax safe harbor limit less one dollar. This election is referred to as the “Best After-Tax Provision” in the table below.

The payments set forth below assume that the applicable triggering event occurred on December 31, 2010 and include amounts received by each Executive Officer in the event of a change of control and in the event of a change of control followed by termination.

Name/Event	Cash Severance Payment (1)	Acceleration of Unvested DCP Amounts	Acceleration of Unvested Options (2)	Acceleration of Unvested Restricted Stock (3)	Gross Payment Before Applying Tax Gross-Up Provisions	Adjustment for Best After-Tax Provision (4)	Adjustment for Payment of Excise Tax and Tax Gross Up (5)	Total
John C. Hellmann
Change of Control (6)	$—	$172,282	$2,565,241	$2,054,408	$—	$—	$—	$4,791,931
Change of Control Followed by Termination (7)	4,921,000	172,282	2,565,241	2,054,408	9,712,931	—	3,906,638	13,619,569

Timothy J. Gallagher
Change of Control (6)	—	227,418	1,229,347	892,737	—	—	—	2,349,502
Change of Control Followed by Termination (7)	2,430,000	227,418	1,229,347	892,737	4,779,502	—	2,068,890	6,848,392

James W. Benz
Change of Control (6)	—	—	1,053,553	765,763	—	—	—	1,819,316
Change of Control Followed by Termination (7)	2,088,000	—	1,053,553	765,763	3,907,316	—	1,573,733	5,481,049

Allison M. Fergus
Change of Control (6)	—	73,853	686,959	464,796	—	—	—	1,225,608
Change of Control Followed by Termination (7)	1,575,000	73,853	686,959	464,796	2,800,608	—	—	2,800,608

Christopher F. Liucci
Change of Control (6)	—	59,692	350,415	249,288	—	—	—	659,395
Change of Control Followed by Termination (7)	364,838	59,692	350,415	249,288	1,024,233	—	—	1,024,233

(1)	The cash severance payment is calculated by adding the 2010 accrued but unpaid annual incentive to either three times the sum of current annual salary plus target annual incentive or one times the sum of current annual salary plus target annual incentive, depending on the individual Executive Officer’s continuity agreement outlined above.
(2)	The value of the accelerated vesting of stock options is calculated by multiplying the number of unvested stock options by the difference between the closing stock price on the NYSE on December 31, 2010 of $52.95 and the exercise price of the stock option.
(3)	The value of the accelerated vesting of restricted stock is calculated by multiplying the number of unvested restricted stock shares by the closing stock price on the NYSE on December 31, 2010 of $52.95.
(4)	Ms. Fergus’ and Mr. Liucci’s after-tax change of control payment, including the 20% payment of the excise tax, would be greater than the after-tax payment of the safe harbor limit and are not reduced. A personal tax rate of 40% was used in calculating the after-tax amounts.
(5)	Mr. Hellmann, Mr. Gallagher, and Mr. Benz’s gross payments would be more than 10% above the Section 280G safe harbor limit. Therefore, the Company would additionally pay the 20% excise tax and income taxes related to the excise tax. An estimated tax gross-up rate of 60% was used in the calculation.
(6)	Represents payments under the provisions of the DCP and award agreements under the Omnibus Plan, which provide for payments upon a change of control exclusive of our continuity agreements. In the event of a change of control under our DCP Plan, participants are entitled to acceleration of unvested account balances, subject to the Section 280G safe harbor provisions. In addition, pursuant to the award agreements for options and restricted stock awards to Executive Officers, the unvested portions of all such awards immediately vest and become exercisable upon a change of control.
(7)	Represents payments under the continuity agreements in the event of a change of control followed by termination without cause or resignation for good reason by the executive within three years of the change of control.

Payments in the Event of Retirement, Death, or Disability

Messrs. Hellmann, Gallagher and Liucci and Ms. Fergus are entitled to receive accelerated vesting of their DCP accounts in the event of death or disability, pursuant to the DCP Plan provisions. We have provided the DCP benefit to these Executive Officers in consideration of their role in the organization and as an incentive for their continued service. Assuming a December 31, 2010 death or disability, Messrs. Hellmann, Gallagher and Liucci and Ms. Fergus would be entitled to the acceleration of unvested DCP account balances, subject to the Section 280G safe harbor provisions, of $172,282, $173,456, $59,692 and $73,853, respectively. Mr. Benz’ account balance is fully vested. In the event of retirement at December 31, 2010, none of the participating Executive Officers are entitled to acceleration of unvested DCP balances. For additional information, see “Nonqualified Deferred Compensation for 2010” above.

Mr. Benz is a participant in the Rail Link Plan, which was frozen on January 31, 2002. Based upon his average compensation and years of service accrued prior to the plan being frozen, the annual amount payable upon retirement at age 62 under the plan is $28,145. In accordance with the plan provisions, assuming retirement, death or disability at December 31, 2010, Mr. Benz is entitled to receive unreduced annual payments of 28,145, as Mr. Benz attained age 62 in 2010. For additional information, see “2010 Pension Benefits” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth as of April 1, 2011 (except to the extent indicated in the footnotes to the table below) certain information concerning beneficial ownership of our stock held by (1) each stockholder known to us to own beneficially more than 5% of any class of our voting stock, (2) each of our directors and each director nominee, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. We have omitted percentages of less than 1.0% from the table. Unless otherwise indicated, all options to purchase shares of Class A Common Stock, restricted shares and DSUs were issued pursuant to the Omnibus Plan. Class A Common Stock that can be acquired upon conversion of Class B Common Stock are not included in the Class A Common Stock numbers set forth in the table below.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		% of Vote (1)
Name and Address of Beneficial Owner	No. of Shares	% of Class	No. of Shares	% of Class
Directors and Nominees
Mortimer B. Fuller III (2)	66,833	*	1,587,642	67.38%	25.22%
John C. Hellmann (3)	563,017	1.41%	1,872	*	*
Robert M. Melzer (4)	97,541	*	—	—	*
Philip J. Ringo (5)	98,937	*	—	—	*
Peter O. Scannell (6)	44,022	*	—	—	*
Mark A. Scudder (7)	41,515	*	—	—	*
David C. Hurley (8)	21,135	*	—	—	*
Øivind Lorentzen (9)	25,591	*	—	—	*
Michael Norkus (10)	7,189	*	—	—	*

Other Named Executives
Timothy J. Gallagher (11)	187,061	*	—	—	*
James W. Benz (12)	114,504	*	—	—	*
Allison M. Fergus (13)	88,570	*	—	—	*
Christopher F. Liucci (14)	43,988	*	—	—	*

Significant Shareholders
Louis S. Fuller (15)	261,700	*	608,791	25.84%	10.05%
Baron Capital Group, Inc. (16)	3,818,615	9.64%	—	—	6.04%
767 Fifth Avenue New York, New York 10153
Wellington Management Company, LLP (17)	2,240,890	5.66%	—	—	3.55%
280 Congress Street Boston, Massachusetts 02210
T. Rowe Price Associates, Inc. (18)	2,757,558	6.96%	—	—	4.37%
100 E. Pratt Street Baltimore, Maryland 21202
BlackRock, Inc. (19)	2,016,974	5.09%	—	—	3.19%
40 East 52nd Street New York, New York 10022
All Directors and Executive Officers as a Group (13 persons) (20)	1,399,903	3.46%	1,589,514	67.46%	27.02%

*	Represents less than 1%.

(1)	Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.
(2)	The amounts shown include: (1) 6,874 shares of Class A Common Stock owned by Mr. Fuller individually; (2) 4,804 shares of Class A Common Stock represented by restricted stock; (3) 47,594 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (4) 1,605 shares of Class A Common Stock that may be received for DSUs; (5) 5,956 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; (6) 1,179,094 shares of Class B Common Stock owned by Mr. Fuller individually; (7) a total of 402,800 shares of Class B Common Stock held by two grantor annuity trusts, both of which Mr. Fuller is the trustee and principal beneficiary; and (8) 5,748 shares of Class B Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership.
(3)	The amounts shown include: (1) 215,894 shares of Class A Common Stock and 1,872 shares of Class B Common Stock owned by Mr. Hellmann individually; (2) 30,777 shares of Class A Common Stock represented by restricted stock; and (3) 316,346 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days. The number of shares in the table includes 215,894 shares of Class A Common Stock held in a brokerage account pledged as collateral for a personal credit facility.
(4)	The amount shown includes: (1) 41,273 shares of Class A Common Stock owned by Mr. Melzer individually; (2) 11,250 shares of Class A Common Stock held by a self-directed IRA; (3) 41,561 shares of Class A Common Stock that may be received for DSUs; and (4) 3,457 shares of Class A Common Stock represented by restricted stock.
(5)	The amount shown includes: (1) 42,439 shares of Class A Common Stock owned by Mr. Ringo individually; (2) 54,602 shares of Class A Common Stock that may be received for DSUs; and (3) 1,896 shares of Class A Common Stock represented by restricted stock.
(6)	The amount shown includes: (1) 12,623 shares of Class A Common Stock owned jointly by Mr. Scannell and his wife; (2) 10,125 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 18,169 shares of Class A Common Stock that may be received for DSUs; and (4) 3,105 shares of Class A Common Stock represented by restricted stock.
(7)	The amount shown includes: (1) 27,989 shares of Class A Common Stock owned by Mr. Scudder individually; (2) 10,125 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 1,505 shares of Class A Common Stock that may be received for DSUs; and (4) 1,896 shares of Class A Common Stock represented by restricted stock.
(8)	The amount shown includes: (1) 8,123 shares of Class A Common Stock owned by Mr. Hurley individually; (2) 9,907 shares of Class A Common Stock that may be received for DSUs; and (3) 3,105 shares of Class A Common Stock represented by restricted stock.
(9)	The amount shown includes: (1) 13,899 shares of Class A Common Stock owned by Mr. Lorentzen individually; (2) 9,796 shares of Class A Common Stock that may be received for DSUs; and (3) 1,896 shares of Class A Common Stock represented by restricted stock.
(10)	The amount shown includes: (1) 3,054 shares of Class A Common Stock owned by Mr. Norkus individually; (2) 2,239 shares of Class A Common Stock that may be received for DSUs; and (3) 1,896 shares of Class A Common Stock represented by restricted stock.
(11)	The amount shown includes: (1) 32,575 shares of Class A Common Stock owned by Mr. Gallagher individually; (2) 12,372 shares of Class A Common Stock represented by restricted stock; and (3) 142,114 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days.
(12)	The amount shown includes: (1) 10,077 shares of Class A Common Stock owned by Mr. Benz individually; (2) 31,100 shares of Class A Common Stock owned by Mr. Benz jointly with his wife; (3) 10,607 shares of Class A Common Stock represented by restricted stock; and (4) 62,720 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days.
(13)	The amount shown includes: (1) 6,056 shares of Class A Common Stock owned by Ms. Fergus individually; (2) 76,141 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 6,373 shares of Class A Common Stock represented by restricted stock.
(14)	The amount shown includes: (1) 6,046 shares of Class A Common Stock owned by Mr. Liucci individually; (2) 34,441 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 3,501 shares of Class A Common Stock represented by restricted stock.
(15)	The amounts shown include: (1) 508,933 shares of Class B Common Stock owned by Mr. Louis Fuller individually; (2) 1,700 shares of Class A Common Stock owned by Mr. Louis Fuller individually; (3) 99,858 shares of Class B Common Stock owned by Mr. Louis Fuller’s wife, as to which shares he disclaims beneficial ownership; and (4) 260,000 shares of Class A Common Stock owned by Mr. Louis Fuller’s wife, as to which shares he disclaims beneficial ownership.
(16)

The amount and percentage shown and the information contained in this footnote are based on a Schedule 13G/A filed by Baron Capital Group, Inc. (“BCG”) on February 14, 2011. BCG has shared voting power with respect to 3,457,365 shares of Class A Common Stock and shared dispositive power with respect to 3,818,615 shares of Class A Common Stock. According to their joint Schedule 13G, BAMCO, Inc. (“BAMCO”) has shared voting power with respect to 3,223,650 shares of Class A Common Stock and shared dispositive power with respect to 3,573,650 shares of Class A Common Stock; Baron Capital Management, Inc. (“BCM”) has shared voting power with respect to 233,715 shares of Class A Common Stock and shared dispositive power with respect to 244,965 shares of Class A Common Stock; Baron Growth Fund has shared voting and shared dispositive power with respect to 2,000,000 shares of Class A Common Stock; and Ronald Baron has shared voting power with respect to 3,457,365 shares of Class A Common Stock and shared dispositive power with respect to 3,818,615 shares of Class A Common Stock.

(17)	The amount and percentage shown and the information contained in this footnote are based on a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2011. Wellington, in its capacity as investment advisor, may be deemed to beneficially own 2,240,890 shares of Class A Common Stock. Wellington has shared voting power with respect to 1,405,597 of such shares and shared dispositive power with respect to 2,240,890 of such shares.
(18)	The amount and percentage shown, and the information contained in this footnote are based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2011. According to its joint Schedule 13G, T. Rowe Price Small-Cap Value Fund, Inc. (“Price SC Value Fund”) owns 1,940,000 shares of Class A Common Stock and, according to the Schedule 13G filed by Price Associates, Price SC Value Fund has ceased to be the beneficial owner of more than five percent. Price Associates has sole voting power with respect to 794,440 of such shares and has sole dispositive power with respect to 2,757,558 shares of Class A Common Stock. Price SC Value Fund has sole voting power with respect to 1,940,000 of such shares.
(19)	The amount and percentage shown and the information contained in this footnote are based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 4, 2011. BlackRock has sole voting power and sole dispositive power with respect to 2,016,974 shares of Class A Common Stock.
(20)	See footnotes 2 through 14 to this table. The amounts shown include: (1) 475,228 shares of Class A Common Stock owned individually, jointly with a spouse, by a spouse individually or in a self directed IRA; (2) 699,606 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 1,589,514 shares of Class B Common Stock owned individually or by a spouse individually, including 402,800 shares of Class B Common Stock which are held by grantor annuity trusts; (4) 85,685 shares of Class A Common Stock represented by restricted stock; and (5) 139,384 shares of Class A Common Stock that may be received for DSUs.

PROPOSAL TWO:

ADOPTION OF OUR SECOND AMENDED AND RESTATED

2004 OMNIBUS INCENTIVE PLAN

Background

Upon the recommendation of the Compensation Committee, the Board has adopted an amendment (the “Plan Amendment”) to the Company’s Omnibus Plan (1) to increase the number of shares of Class A Common Stock with respect to which Awards (as defined in the Omnibus Plan) may be granted under the Omnibus Plan by 2,500,000 shares, from 3,687,500 shares to 6,187,500 shares, (2) to increase the maximum cash bonus award that could be paid during any calendar year from $2,000,000 to $5,000,000, (3) to re-set the term of the Omnibus Plan to expire with respect to the ability to grant new awards on March 22, 2021, (4) to delete the sub-limit with respect to the ability to grant stock awards other than stock options and stock appreciation rights, and (5) to make certain other technical changes to the Omnibus Plan, in each case, subject to approval by our stockholders at the annual meeting. In addition, stockholder approval of this proposal is deemed to constitute approval of (i) the Performance Criteria upon which performance-based Awards that are intended to be deductible by the Company under Section 162(m) of the IRC may be based under the Omnibus Plan, (ii) the annual per Participant limit of 1,012,500 shares of Class A Common Stock for stock-based Awards and $5,000,000 for cash based Awards, and (iii) the class of Participants eligible to receive Awards under the Omnibus Plan. In order for Awards granted under the Omnibus Plan to continue to be treated as qualified performance-based compensation under Section 162(m) of the IRC, every five years we will seek stockholder approval of each of the items listed in the prior sentence.

As of April 1, 2011 there are 943,848 shares of Class A Common Stock with respect to which Awards may be granted under the Omnibus Plan. If the Plan Amendment is approved by our stockholders, there will be 3,443,848 shares of Class A Common Stock with respect to which Awards may be granted under our Second Amended and Restated 2004 Omnibus Incentive Plan. The last reported sale price of our Class A Common Stock as reported by the NYSE on April 1, 2011 was $57.94.

Our Board of Directors unanimously recommends that stockholders vote FOR the adoption of our Second Amended and Restated 2004 Omnibus Incentive Plan in order to permit the Company to continue to compensate employees, directors and consultants in part with stock-based awards rather than cash.

When originally adopted and approved in April 2004, the Omnibus Plan was intended to replace our 1996 Stock Option Plan (“1996 Option Plan”), our Stock Option Plan for Outside Directors (“Directors’ Plan”) and our Deferred Stock Plan for Non-Employee Directors (“Deferred Stock Plan”). The Omnibus Plan was amended by the Board on March 30, 2007, and became effective on May 30, 2007, the date of approval by our stockholders at the 2007 Annual Meeting of the Stockholders (the “Amended and Restated Omnibus Plan”). The Amended and Restated Omnibus Plan was amended and restated in 2007 to increase the number of shares of Class A Common Stock with respect to which Awards may be granted. A summary of the Amended and Restated Omnibus Plan, as proposed to be further amended appears below. This summary is qualified in its entirety by reference to the text of the Second Amended and Restated 2004 Omnibus Incentive Plan, included as Annex I, which is marked to reflect the changes to the Omnibus Plan. You are urged to read the actual text of the Second Amended and Restated 2004 Omnibus Incentive Plan in its entirety. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Amended and Restated Omnibus Plan.

Description of the Omnibus Plan

Administration

The Omnibus Plan is administered by the Compensation Committee of the Board, or such other committee as may be designated by the Board (the “Committee”), which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the IRC. The Committee may allocate all or any portion of its responsibilities and powers under the Omnibus Plan to any one or more of its members, the Company’s CEO or other senior members of management as the Committee deems appropriate; however, only the Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors,” may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the IRC (see “—Limitation on Income Tax Deduction” below ).

The Committee has broad authority in its administration of the Omnibus Plan, including, but not limited to, the authority to interpret the Omnibus Plan; to establish rules and regulations for the operation and administration of the Omnibus Plan; to select the persons to receive Awards; to determine the type, number, terms, conditions, limitations and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability and the effect of certain events, such as a change of control in the Company or the Participant’s death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Omnibus Plan; and to take all other action it deems necessary or advisable to administer the Omnibus Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy or custom.

Shares Available and Maximum Awards

If the Plan Amendment is approved, a total of 3,443,848 shares of Class A Common Stock will be available for grant of Awards under the Omnibus Plan. In addition, any shares of Class A Common Stock related to Awards under the Omnibus Plan (i) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares of Class A Common Stock, (iii) are exchanged for Awards not involving shares of Class A Common Stock, or (iv) are net settlement shares retained by the Company to cover the exercise price and taxes (if applicable), will become available again under the Omnibus Plan (see “—Background”). The number of shares of Class A Common Stock available under the Omnibus Plan shall be adjusted to reflect the occurrence of certain events described under “—Adjustments Upon Certain Events” below. The shares of Class A Common Stock available for issuance under the Omnibus Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Omnibus Plan for a calendar year will be 1,012,500 shares of Class A Common Stock, subject to the Committee’s authority to adjust Awards upon certain events described under “—Adjustments Upon Certain Events” below, or in the event the Award is paid in cash, $5,000,000.

The Committee has the exclusive power and authority, consistent with the provisions of the Omnibus Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions as described under “—Administration” above. Because the benefits conveyed under the Omnibus Plan will be at the discretion of the Committee, it is not possible to determine in advance what benefits Participants will receive under the Omnibus Plan.

Eligible Participants

Participants in the Omnibus Plan will be selected by the Committee from the employees, directors and consultants of the Company and its Subsidiaries. Participants may be selected and Awards may be made at any time during the ten-year period following the March 22, 2011 Board approval of the Omnibus Plan. As of April 1, 2011, approximately 102 Employees (consisting of five Executive Officers and 97 other officers and other employees) and eight non-management directors were eligible to participate in the Omnibus Plan. The number of active engagements with consultants varies from time to time and the Committee has not historically made grants to these individuals under the Omnibus Plan. As of April 1, 2011, there were no eligible consultants.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Omnibus Plan over time. The Committee intends, however, to grant most of the Omnibus Plan’s Awards to those persons who are in a position to have a significant direct impact on the growth, profitability and success of the Company, which would include a portion of the Participants in the Omnibus Plan.

Types of Awards

The Omnibus Plan authorizes the grant of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Units, Performance Awards and any other form of Award established by the Committee that is consistent with the Omnibus Plan’s purpose, or any combination of the foregoing. All Awards granted under the Omnibus Plan are evidenced by an Award Notice that specifies the type of Award granted, the number of shares of Class A Common Stock underlying the Award, if applicable, and all terms governing that Award.

Stock Options. The Committee may grant Awards in the form of stock options to purchase shares of Class A Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Omnibus Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the IRC. The exercise price per share of Class A Common Stock for any stock option will not be less than 100% of the fair market value of a share of Class A Common Stock on the day that the stock option is granted. For the purposes of the Omnibus Plan, the fair market value means the closing price of the Common Stock on the New York Stock Exchange on the day the stock option is granted. In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Omnibus Plan may not be subsequently reduced by amendment, or cancellation and substitution, of such stock option or any other action of the Committee without stockholder approval, subject to the Committee’s authority to adjust Awards upon certain events described under “—Adjustments Upon Certain Events” below. The type (incentive or non-qualified), vesting, exercise price and other terms of each stock option will be set forth in the Award Notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent, and/or, to the extent permitted by the Committee and applicable law, in shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to the Company an amount equal to the exercise price.

Stock Appreciation Rights. The Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”). The exercise price of a stock appreciation right will be an amount determined by the Committee, but in no event will such amount be less than 100% of the fair market value of a share of Class A Common Stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A Common Stock over (B) the stock option price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A Common Stock covered by such stock option, the related Tandem SAR will automatically be canceled to the extent of the number of shares of Class A Common Stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A Common Stock over (B) the exercise price, times (ii) the number of shares of Class A Common Stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights.

Payment of stock appreciation rights may be made in shares of Class A Common Stock or in cash, or partly in shares of Class A Common Stock and partly in cash, as determined by the Committee.

Other Stock Awards and Restricted Stock Unit Awards. The Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Class A Common Stock), Restricted Stock Unit Awards and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A Common Stock. Such other stock-based Awards will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A

Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. In addition, the Committee may choose, at the time of grant of a stock-based Award, or any time thereafter up to the time of the payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents on the shares of Class A Common Stock underlying such Award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. The restrictions, conditions and other terms of each stock-based Award will be set forth in the Award Notice for such Award.

Performance Units. The Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Committee other than Class A Common Stock. Performance units will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The form, applicable conditions and other terms of each performance unit will be set forth in the Award Notice for such performance unit.

Performance Awards. Performance Awards are Awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the IRC as described under “—Limitation on Income Tax Deduction” below. The Committee may grant Awards in the form of Performance Awards to Employees who are “covered employees” within the meaning of Section 162(m) of the IRC and to other Participants in order to qualify such Awards as “performance-based” compensation for purposes of Section 162(m) of the IRC. Under Section 162(m) of the IRC, “covered employees” generally means the chief executive officer and the next three highest-paid executive officers other than the Chief Financial Officer. Performance Awards may take the form of Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated Performance Criteria during a stated Performance Period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Omnibus Plan.

Performance Awards must be based upon one or more of the following Performance Criteria: (a) economic value added models, (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity or total stockholders’ return, (s) gross margin or operating margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Class A Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, (ad) book value, or (ae) any combination of the foregoing criteria, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the IRC which persons will be eligible for Performance

Awards for such period, the length of the Performance Period, the types of Performance Awards to be issued, the Performance Criteria that are to be used to establish Performance Goals, the kind or level of Performance Goals and other relevant matters.

After the close of each Performance Period, the Committee will determine whether the Performance Goals for the cycle have been achieved. In determining the actual Award to be paid to a Participant, the Committee has the authority to reduce or eliminate any Performance Award earned by the Participant, based upon any objective or subjective criteria it deems appropriate.

The Award Notice for each performance award will set forth or make reference to the Performance Period, Performance Criteria, Performance Goals, Performance Formula, performance pool and other terms applicable to such Performance Award.

Payment Terms

Awards may be paid in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock, or in any other permissible form, as the Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in shares of Class A Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Committee, a Participant may defer payment of any Award, salary or bonus compensation, compensation for serving on the Company’s Board, dividend or dividend equivalent, or any portion thereof. If permitted by the Committee, a deferral must be made in accordance with any administrative guidelines established by the Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Committee) or invested by the Company and, with respect to those deferred awards denominated in the form of Class A Common Stock, credited with dividends or dividend equivalents. All deferrals must be in compliance with Section 409A of the IRC.

The Company will be entitled to deduct from any payment to a Participant under the Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Class A Common Stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Class A Common Stock or other corporate exchange, or any distribution to stockholders of Class A Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, the Omnibus Plan provides that the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee deems equitable or appropriate.

Termination and Amendment of Omnibus Plan

The Committee may suspend or terminate the Omnibus Plan at any time for any reason with or without prior notice. In addition, the Committee may amend the Omnibus Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which the Company’s securities are listed. No amendment of the Omnibus Plan may materially and adversely affect the rights of a Participant under any outstanding Award.

Securities Act Registration

Shares of Class A Common Stock issuable under the Omnibus Plan will be registered with the SEC on Form S-8 as soon as practicable, subject to the stockholders’ approval of the Plan Amendment.

New Plan Benefits

The Committee established and approved the total dollar value of annual long-term equity awards for 2011 on February 28, 2011 for our Executive Officers and other key employees. In accordance with the Company’s stock-based award policies, these awards are delivered through four quarterly grants on February 28, May 31, August 31 and November 30, 2011. The quarterly grants of these awards on February 28, 2011 were not subject to shareholder approval of the Plan Amendment. The remaining three quarterly grants, however, may, depending on the fair market value of our Class A Common Stock on each distinct day (which will determine the numbers of stock options and shares of restricted stock to be granted), be subject to such approval. Accordingly, the amounts set forth in the table below represents 75% of the total dollar value of the annual long-term equity awards for 2011 (that is, the remaining three quarterly grants) for (1) each of our named executive officers, (2) our Executive Officers, as a group, (3) our non-management directors, as a group, and (4) all of our employees who are not Executive Officers, as a group. The numbers of equity awards will depend on our share price on each future date and, accordingly, are not presently determinable. The Committee has not yet granted any equity awards for 2011 to the Non-Executive Director Group (our non-management directors), and our equity award process is not formula driven.

Name and Position	Dollar Value
John C. Hellmann
President and Chief Executive Officer	$1,575,018

Timothy J. Gallagher
Chief Financial Officer	467,027

James W. Benz
Chief Operating Officer	401,292

Allison M. Fergus
General Counsel and Secretary	230,619

Christopher F. Liucci
Chief Accounting Officer and Global Controller	125,656

Executive Officer Group (1)	2,799,612

Non-Executive Director Group	480,000

Non-Executive Officer Employee Group	2,970,039

(1)	The Executive Officer Group includes the total for the five named executive officers above.

Stock-Based Awards Previously Granted

The following table sets forth the stock-based awards granted since the inception of the Omnibus Plan in 2004.

STOCK-BASED AWARDS PREVIOUSLY GRANTED UNDER THE OMNIBUS PLAN

Name and Position	Option Award Grants # of Shares Covered	Stock Award Grants # of Shares Covered	Deferred Stock Units # of Shares Covered
John C. Hellmann
President and Chief Executive Officer	514,469	92,157	—

Timothy J. Gallagher
Chief Financial Officer	217,042	37,573	—

James W. Benz
Chief Operating Officer	197,719	33,897	—

Allison M. Fergus
General Counsel and Secretary	95,335	14,123	—

Christopher F. Liucci
Chief Accounting Officer and Global Controller	53,322	9,091	—

Executive Officer Group (1)	1,077,887	186,841	—

Non-Executive Director Group	487,314	169,515	117,041

Non-Executive Officer Employee Group	1,978,675	221,310	—

(1)	The Executive Officer Group includes the total for the five named executive officers above.

The Omnibus Plan allows for the issuance of up to 3,687,500 Class A common shares for awards, which include stock options, restricted stock, and restricted stock units and any other form of award established by the Compensation Committee, in each case consistent with the Omnibus Plan’s purpose. Any shares of Common Stock available for issuance under the predecessor plans (Amended and

Restated 1996 Stock Option Plan, Stock Option Plan for Directors and Deferred Stock Plan for Non-Employee Directors) as of May 12, 2004, plus any shares which expire, are terminated or cancelled, are deemed available for issuance or reissuance under the Omnibus Plan. The Omnibus Plan had a total of 4,786,304 shares authorized for issuance, including 1,098,804 shares under predecessor plans and 3,687,500 shares pursuant to the most recent Omnibus Plan amendment. At April 1, 2011, there remained 943,848 shares of Class A Common Stock available for future issuance under the Omnibus Plan.

The Non-Executive Director Group includes legacy option award grants to Mortimer B. Fuller III in his previous capacity as CEO of the Company. There were no other option awards granted to Directors under the Omnibus Plan.

Tax Status of Omnibus Plan Awards

The following discussion of the federal income tax status of Awards under the Omnibus Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

Non-Qualified Stock Options. No income will be realized by a Participant at the time a non-qualified stock option is granted, and no deduction will be available to the Company at such time. When the non-qualified stock option is exercised, the Participant generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares of Class A Common Stock acquired from the exercise of such stock option over the exercise price, and the Company will receive a corresponding deduction at such time. If a non-qualified stock option is exercised by delivering shares of Class A Common Stock to the Company, the use of such shares of Class A Common Stock will not be considered a taxable disposition of such shares. Instead, (a) the number of shares of Class A Common Stock received from the exercise equal to the number of shares delivered will have the same basis and same holding period as the shares so delivered, (b) the Participant will realize taxable ordinary income in an amount equal to the fair market value of the additional shares of Class A Common Stock received from the exercise of such stock option, (c) the Participant will have a tax basis in the additional shares equal to their fair market value and the holding period of the additional shares will begin on the date that they are actually acquired, and (d) the Company will receive a deduction at such time in the same amount as the taxable income realized by the Participant. In either case, the Company’s deduction will be subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”). The gain, if any, realized upon the subsequent disposition by the Participant of the shares of Class A Common Stock will constitute short- or long-term capital gain, depending on the Participant’s holding period.

Incentive Stock Options. No income will be realized by a Participant either at the time an incentive stock option is granted or upon the exercise thereof by the Participant (provided there is no sale), and no deduction will be available to the Company at such times. However, the difference between the exercise price and strike price on the date of exercise will be an “item of tax preference” that may give rise to “alternative minimum tax” liability at the time of exercise. If the Participant holds the shares of Class A Common Stock underlying the stock option for the greater of two years after the date the stock option was granted or one year after the acquisition of such shares of Class A Common Stock (the “required holding period”), then upon the disposition of such shares of Class A Common Stock, the Participant will realize a long-term capital gain or loss equal to the difference between the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition; the Company will not be entitled to any deduction. If the shares of Class A Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, then the Participant will realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price previously paid for the shares and the lesser of the fair market value of the stock on the date of option exercise or the amount realized on the subsequent disposition of the shares, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”). Any remaining portion of taxable gain will constitute short- or long-term capital gain, depending on the Participant’s holding period.

Stock Appreciation Rights. No income will be realized by a Participant at the time a stock appreciation right is awarded, and no deduction will be available to the Company at such time. A Participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Class A Common Stock received by the Participant from such exercise, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”).

Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”).

Restricted Stock-Based Award. Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of grant), and the Company will not be allowed a deduction at that time; when the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. If a Participant does make a timely election to accelerate the recognition of income (a “Section 83(b) election”), then the Participant will recognize taxable ordinary income in an amount equal to the fair market value at the time of grant of the shares of Class A Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. Participants will only be eligible to make a Section 83(b) election on restricted stock-based awards that constitute an award of “property” within the meaning of Section 83 of the IRC (e.g., shares of restricted stock) as of the grant date. In each case, the Company’s deduction will be subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”).

Performance Units and Performance Awards. A Participant receiving a performance unit or Performance Award will not recognize income, and the Company will not be allowed a tax deduction, at the time such Award is granted. When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of Class A Common Stock received will be ordinary income to the Participant, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “—Limitation on Income Tax Deduction”).

Effect of Deferral on Taxation of Awards. If the Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and the Company will not be entitled to a deduction until such time, assuming the deferral arrangement complies with Section 409A of the IRC. Any interest or dividends paid on, or capital gains resulting from, the investment by the Company of the amount deferred during the deferral period will be taxable to the Company in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and the Company will be entitled to a corresponding deduction for such amount at that time, subject to the limitations of Section 162(m) of the IRC, if applicable. Section 409A of the IRC generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the IRC, the Company may not deduct compensation paid to a covered employee in any year in excess of $1 million. However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met. One requirement is stockholder approval of, (i) the Performance Criteria upon which performance-based Awards may be based, (ii) the annual per-participant limits on grants of performance-based Awards and stock options and stock appreciation rights and (iii) the class of employees eligible to receive awards. The Board has submitted the Omnibus Plan for approval by the stockholders in order to permit the grant of certain Awards thereunder, such as stock options, stock appreciation rights, Stock Awards and certain performance units, that will constitute “performance-based” compensation, which will be excluded from the calculation of annual compensation of Covered Employees for purposes of Section 162(m) of the IRC and will be fully deductible by the Company, assuming all other requirements are met to permit deductibility. The Committee may grant Awards under the Omnibus Plan that do not qualify as performance-based compensation under Section 162(m) of the IRC. The payment of any such non-qualifying Awards to a Covered Employee could be non-deductible by the Company, in whole or in part, under Section 162(m) of the IRC, depending on such Covered Employee’s total compensation in the applicable year or other considerations.

The following table provides certain important information concerning our existing equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Warrants/Rights (1)	Weighted Average Exercise Price of Outstanding Options and Warrants/Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity Compensation Plans Approved by Security Holders	1,801,467	$31.77	1,028,932
Equity Compensation Plans not Approved by Security Holders	—	—	—

Total	1,801,467	$31.77	1,028,932

PROPOSAL THREE:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 105,000,000 TO 210,000,000 SHARES AND TO EFFECT OTHER TECHNICAL CHANGES

On March 22, 2011 the Board adopted a resolution to amend and restate the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the authorized capital stock of the Company and to effect other technical changes. The Board unanimously agreed that it is advisable and in the best interests of the Company for the Certificate of Incorporation to be amended (a) to increase the number of authorized shares (1) of Class A Common Stock, par value of $0.01 per share, of the Company from ninety million (90,000,000) to one hundred and eighty million (180,000,000) and (2) of Class B Common Stock, par value of $0.01 per share, of the Company from fifteen million (15,000,000) to thirty million (30,000,000), and (b) to effect other technical changes, including the elimination of references to the 4.0% Senior Redeemable Convertible Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), as set forth in the proposed Restated Certificate of Incorporation attached to this Proxy Statement as Annex II (the “Restated Certificate of Incorporation”). There are currently no shares of Series A Preferred Stock outstanding, and no such shares will be issued. Following the effectiveness of the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the total number of shares of capital stock that we will have the authority to issue will be two hundred thirteen million (213,000,000), which will be divided into one hundred eighty million (180,000,000) shares of Class A Common Stock, thirty million (30,000,000) shares of Class B Common Stock, and three million (3,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

As of April 1, 2011, we had 39,611,522 shares of Class A Common Stock issued, outstanding and entitled to vote and 12,454,770 Class A Common Stock shares in the form of treasury shares, and 2,356,130 shares of Class B Common Stock issued, outstanding and entitled to vote. At the present time, approximately 37,933,708 shares of Class A Common Stock and 12,643,870 shares of Class B Common Stock remain that could be authorized for future issuance. No increase in the 3,000,000 authorized shares of the Preferred Stock currently authorized under the Certificate of Incorporation is being proposed at this time, and all 3,000,000 shares of the Preferred Stock will remain authorized under the Restated Certificate of Incorporation.

The number of Class A Common Stock and Class B Common Stock available for issuance is currently less than the Board considers advisable for capital or strategic transactions, and therefore, the Board believes that failure to approve this proposal could restrict our ability to manage our capital needs, to the detriment of our stockholders’ best interests. The Board believes additional authorized shares will allow the Company to act quickly when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a stockholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares of common stock are listed) and to take advantage of changing market and financial conditions in a timely manner.

For instance, the increase in the number of Class A Common Stock will allow the Company to retain flexibility to sell additional shares of our Class A Common Stock to raise capital, to effect stock splits or stock dividends, to provide employee stock incentive compensation or implement other stock ownership plans and to consummate acquisitions and to engage in other types of capital or strategic transactions. The increase of the shares of our Class B Common Stock is to ensure, consistent with the requirements of our Certificate of Incorporation, that the shares of Class B Common Stock are increased proportionally to the shares of Class A Common Stock being proposed. Other than pursuant to our Omnibus Plan and our employee stock purchase plan, we have no current expectation, agreement or arrangement for the issuance of any shares of common stock in connection with any such transaction or contractual commitment at this time.

If this proposal is approved and the Restated Certificate of Incorporation is adopted, the Board generally may issue such additional authorized shares of our Class A Common Stock without further stockholder approval in return for such consideration in money, property, or other things of value as the Board, in its discretion, shall determine in accordance with applicable law. In some instances, stockholder approval for the issuance of additional shares may be required by law or by the requirements of the NYSE, on which our Class A Common Stock is now listed, or the obtaining of such approvals may be otherwise necessary or desirable. In particular, the NYSE requires stockholder approval for acquisition transactions where the issuance could increase the number of shares outstanding by 20% or more and for an increase in shares reserved for issuance under equity compensation plans for our employees, in each case subject to certain exceptions. In such cases, further stockholder authorization will be solicited.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

If this proposal is approved and the Restated Certificate of Incorporation is adopted, the increase in our authorized Class A and Class B Common Stock will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of our common stock. However, the actual issuance of additional shares of our Class A and Class B Common Stock in the future may have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock.

In order to effect the increase in the number of authorized shares of common stock from one hundred and five million (105,000,000) to two hundred and ten million (210,000,000), the Restated Certificate of Incorporation, which includes the proposed amendments to Article 4 of the Certificate of Incorporation, must be adopted by the requisite vote of our stockholders. The Board unanimously recommends that stockholders vote FOR approval of the proposal to adopt the Restated Certificate of Incorporation.

This Proposal Three will be approved, and the Restated Certificate of Incorporation will be adopted, upon the affirmative vote of a majority of the voting power of our outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, and by a majority of our outstanding Class A Common Stock and Class B Common Stock, each voting as a separate class. If a proxy is duly submitted, but no voting instructions are given, the shares represented by that proxy will be voted FOR this Proposal Three. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting, the shares will be considered present at the Meeting for purposes of Proposal Three, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of this Proposal Three to adopt the Restated Certificate of Incorporation.

PROPOSAL FOUR:

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed under pages 28 to 51. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The language of the resolution is as follows:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”

The executive compensation program for our Executive Officers is based on the Company’s Compensation Philosophy, which seeks to reward safe operations that deliver both profitable annual results and long-term increases in stockholder value as reflected in the Company’s stock price. Based on historic compensation studies, we believe the establishment of total target compensation at the market median (based on our Compensation Study) for each of our Executive Officers is reasonable and that the structure of our executive compensation program, which more heavily weights executive compensation to reward the creation of long-term stockholder value rather than short-term financial performance, is appropriate.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. In determining how to vote, stockholders should consider that:

•

The Company has not entered into agreements with executive officers that provide for severance payments related to voluntary termination; involuntary, not for cause termination unrelated to a change of control; or termination for cause.

•	Our equity plans prohibit repricing and backdating and contain confidentiality and non-compete obligations that protect the Company and stockholders.

•	We minimize risk-taking incentives in our executive compensation program by putting caps and carryforwards (including negative amounts) on the amounts that can be paid under our GVA methodology.

•

A significant portion of each Executive Officer’s compensation is based on performance as measured against pre-determined goals under the GVA methodology such as our after-tax operating profit (less a capital charge) and safety results (derived from ratios of the number of reportable injuries to man hours worked, as defined by the Federal Railroad Administration).

In 2010:

•	Nearly 77% of our CEO’s compensation was tied to Company and individual performance.

•	There was a strong relationship between Executive Officer compensation and stock price performance because a significant portion of an Executive Officer’s compensation was in the form of equity. For example, in 2010, the CEO’s target cash compensation (base salary and annual incentive compensation) and equity (stock options and restricted stock) were allocated as follows: 45% cash and 55% equity long-term incentive compensation.

•

We met or exceeded all of our GVA financial and safety targets, which was reflected in the 62% increase in our stock price over the same period. For these reasons, our Executive Officers received higher than target payments under our GVA methodology reflective of this strong performance.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation program is designed appropriately to attract and retain talented executives and to align our executives’ interests with our stockholders’ interests.

The Board of Directors unanimously recommends a vote FOR approval of the compensation paid to our named executive officers.

PROPOSAL FIVE:

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are submitting for stockholder consideration a separate resolution to determine, in a non-binding, advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers (that is, a vote similar to the non-binding, advisory vote in Proposal Four on page 69) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review with care the information presented in connection with the preceding proposal, the information on the Company’s compensation policies and decisions regarding the Executive Officers presented in Compensation Discussion and Analysis on pages 28 to 39, as well as the discussion regarding the role of the Compensation Committee on pages 28 and 30.

We believe a three-year frequency is most consistent with our approach to executive compensation. Our reasons include:

•

The Compensation Committee, as evidenced by the Company’s Compensation Philosophy, rewards Executive Officers for delivering long-term increases in stockholder value through regular long-term equity incentive compensation, which compensation generally vests over a three-year period; and

•

We do not make significant changes to the structure of our compensation programs frequently, although we tailor the performance objectives for each Executive Officer each year to focus on the areas deemed critical to the Company’s current and future success and long-term stockholder value.

The Board of Directors recommends that stockholders vote for THREE YEARS with respect to how frequently an advisory stockholder vote to approve the compensation of our named executive officers should occur.

PROPOSAL SIX:

APPROVAL OF THE SELECTION OF INDEPENDENT AUDITORS

PwC served as our independent registered public accounting firm for our fiscal year ended December 31, 2010. In addition to the audit of the 2010 financial statements, the Audit Committee engaged PwC to perform certain other services for which it was paid fees. PwC has served as our independent registered public accounting firm since 2002. Our Audit Committee has selected PwC as our independent registered public accounting firm for fiscal year 2011, subject to ratification by our stockholders at the annual meeting.

We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2011. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as guidance to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of PwC is planning to be present at the annual meeting and will be available to respond to appropriate questions. In addition, the representatives will have an opportunity to make a statement if they so desire.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for its fiscal year 2011.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2009 and 2010 were:

	2009	2010 (a)
Audit Fees	$1,486,300	$1,551,000
Audit-Related Fees	—	73,000
Tax Fees	60,000	10,000
All Other Fees	4,600	24,972

Total	$1,550,900	$1,658,972

(a)	The amounts included in the table above do not include $1,269,000 reimbursed by the Company to FreightLink Pty Ltd pursuant to the Purchase Sale Agreement for work done by PwC for FreightLink in connection with the preparation of FreightLink’s audited United States GAAP financial statements.

Audit fees for the years ended December 31, 2009 and 2010 were for professional services rendered by PwC for the audits of the consolidated financial statements of the Company, including the audit of internal control over financial reporting, statutory audits and assistance with review of documents filed with the SEC.

Audit Related fees for the year ended December 31, 2010 were for assurance and related services by PwC related to due diligence for mergers and acquisitions, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2009 and 2010 were for services by PwC related to tax compliance, tax planning and tax advice.

All other fees for the years ended December 31, 2009 and 2010 were for services by PwC related to financial statement presentation software.

Our Audit Committee has not adopted pre-approval policies and procedures for audit and permitted non-audit services. The engagement of PwC for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that PwC provides or where there is another compelling rationale for using PwC. All audit, audit-related and permitted non-audit services for which PwC was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the SEC’s rules and regulations, in order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2012 annual meeting, that proposal must be received by our Secretary at our principal executive offices located at 66 Field Point Road, Greenwich, Connecticut 06830, no later than December 22, 2011. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that annual meeting. Pursuant to our by-laws, stockholders may wish to submit proposals at the 2012 annual meeting rather than include such proposals in our proxy materials, but in order for such proposals to be deemed timely, such proposals must be in writing and be received by our Secretary by no earlier than February 16, 2012, and no later than March 17, 2012. Failure to deliver a proposal in accordance with this procedure may result in it not being timely received.

REPORT OF THE AUDIT COMMITTEE*

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website at www.gwrr.com/governance. The Audit Committee has:

•

selected PwC as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2010 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

•	reviewed and discussed our audited financial statements for 2010 with management and with PwC, our independent registered public accounting firm;

•

discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

•

received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and have discussed with PwC its independence from the Company and management.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•

the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports; and

•	PwC, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee:

Robert M. Melzer, Chairman

Øivind Lorentzen III

Michael Norkus

Philip J. Ringo

Mark A. Scudder

*	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 26, 2011.

The Proxy Statement and Annual Report to Stockholders are available at www.gwrr.com/proxy.

Directions to the Hyatt Regency Greenwich are set forth below:

From Points North or South via I-95:

Take the Old Greenwich Exit #5. Make a right at the end of the ramp onto East Putnam Avenue/Route 1. Follow the avenue to the third traffic light and make a right into the Hotel entrance.

From New York City:

Follow F.D.R. Drive North to the Triborough Bridge. Go over the Triborough Bridge and follow the signs to the Bruckner Expressway/New England. Follow the signs to the I-95 North/New England. Take the Old Greenwich Exit #5. Make a right at the end of the ramp onto East Putnam Avenue/Route 1. Follow the avenue to the third traffic light and make a right into the Hotel entrance.

From New Jersey via Garden State Parkway:

Follow the Garden State Parkway North to I-87 South toward Connecticut. Go over the Tappan Zee Bridge. Take the Exit for 287 East. Follow signs to I-95 North into Connecticut. Take the Old Greenwich Exit #5. Make a right at the end of the ramp onto East Putnam Avenue/Route 1. Follow the avenue to the third traffic light and make a right into the Hotel Entrance.

From the Merritt Parkway Heading North/South:

Follow Merritt Parkway to the North Street Exit #31. Go South on North Street toward the Greenwich Business District. Follow North Street to the end, which is about four miles, and then take a left onto Maple Avenue. Take the next left onto East Putnam Avenue. Follow East Putnam Avenue for approximately three miles. After passing the I-95 thruway entrance signs, the Hyatt will be at the third traffic light. Turn right into the Hotel entrance.

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus

Secretary

Dated: April 15, 2011

ANNEX I

GENESEE & WYOMING INC.

SECOND AMENDED AND RESTATED

2004 OMNIBUS INCENTIVE PLAN

~~Original Plan Effective May 12, 2004~~

~~Amended and Restated Plan~~ Effective May     , ~~2007~~2011

ARTICLE 1

PURPOSE AND TERM OF PLAN

Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

Section 1.2 Term. The Plan was initially approved by the Board on April 2, 2004, and became effective on May 12, 2004, the date of the approval by G&W’s stockholders at the 2004 Annual Meeting of the Stockholders. The Plan was amended by the Board on March 30, ~~2007~~2007, and became effective on May 30, 2007, the date of approval by the Company’s stockholders at the 2007 Annual Meeting of the Stockholders. The Plan was further amended by the Board on March 22, 2011 to increase the maximum number of shares of Common Stock available for grant of Awards under the Plan by ~~2,000,000,~~2,500,000, from ~~1,687,500 shares to~~ 3,687,500 shares to 6,187,500 shares. This amendment will become effective upon the date of the approval by G&W’s stockholders at the ~~2007~~2011 Annual Meeting of the Stockholders. If stockholder approval of the amendment is not obtained at the ~~2007~~2011 Annual Meeting of the Stockholders, the Plan as ~~initially~~last approved in May ~~2004~~2007 will remain in full force and effect~~.~~, as supplemented May 28, 2008.

Section 1.3 Successor Plan. This Plan shall serve as the successor to the Genesee & Wyoming Inc. 1996 Stock Option Plan, the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors and the Genesee & Wyoming Deferred Stock Plan for Non-Employee Directors (the “Predecessor Plans”), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan. All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards. Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any such shares as to which awards granted under the Predecessor Plans may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE 2

DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

Section 2.3 “Board” means the Board of Directors of G&W.

Section 2.4 “CEO” means the Chief Executive Officer of G&W.

Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

Section 2.6 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

Section 2.7 “Common Stock” means the Class A Common Stock, par value $.01 per share, of G&W.

Section 2.8 “Company” means G&W and its Subsidiaries.

Section 2.9 “Consultants” means the consultants, advisors and independent contractors retained by the Company.

Section 2.10 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.11 “Director” means a non-Employee member of the Board.

Section 2.12 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.13 “Employee” means any person employed by the Company on a full or part-time basis.

Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.15 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by G&W for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

Section 2.16 “G&W” means Genesee & Wyoming Inc.

Section 2.17 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

Section 2.18 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to Article 7. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity or total stockholders’ return, (s) gross margin or operating margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, (ad) book value; or (~~ad~~ae) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, ~~or at any time thereafter,~~ in its sole and absolute discretion, to ~~adjust or modify~~provide for the adjustment or modification of the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

Section 2.24 “Plan” means this Second Amended and Restated 2004 Omnibus Incentive Plan, as amended from time to time.

Section 2.25 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

Section 2.26 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

Section 2.27 “Subsidiary” means a corporation or other business entity in which G&W directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

ARTICLE 3

ELIGIBILITY

Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.

Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a) determine eligibility for participation in the Plan;

(b) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c) interpret the Plan;

(d) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of G&W;

(i) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m) determine the terms and provisions of any agreements entered into hereunder;

(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the G&W’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution.

Section 4.4 Section 162(m) of the Code. With regards to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5 Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2 Foreign Jurisdictions.

(a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors ~~orConsultants~~or Consultants (or who are foreign nationals temporarily within the United States) and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6

SHARES SUBJECT TO PLAN

Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed ~~3,687,500~~6,187,500 (plus any shares of Common Stock which are or become available under Section 1.3, which shares shall also be available for grant of Awards under the Plan)~~; provided, however, that no more than 843,750 shares of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights~~. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to G&W (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to G&W, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to G&W’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 1,012,500 shares of Common Stock or, in the event the Award is paid in cash, $~~2,000,000.~~5,000,000.

ARTICLE 7

PERFORMANCE AWARDS

Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants which are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the Restricted Stock Unit Awards authorized under Article 11 and the performance units under Article 12 as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code, which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.

Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4 Payment of Performance Awards.

(a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance

Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8

STOCK OPTIONS

Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years.

Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, ~~by~~through net settlement in shares or through tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, ~~(i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii)~~ there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE 9

STOCK APPRECIATION RIGHTS

Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10

STOCK AWARDS

Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11

RESTRICTED STOCK UNIT AWARDS

Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of G&W in such manner as the Committee deems appropriate.

ARTICLE 12

PERFORMANCE UNITS

Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period (subject to any applicable limitations under Section 162(m) of the Code), in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13

PAYMENT OF AWARDS

Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to G&W, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, ~~(i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii)~~ there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14

DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15

DEFERRAL OF AWARDS

~~At~~Subject to Section 16.8, at the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, G&W shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which G&W shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which G&W shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of G&W if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of G&W are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan. No Awards shall be granted under the Plan after March 22, 2021, but Awards theretofore granted may extend beyond that date.

This Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 16.8 Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16.8 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 16.8.

Section 16.9 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

* * * * *

ANNEX II

RESTATED

CERTIFICATE OF INCORPORATION

OF

GENESEE & WYOMING INC.

The undersigned, ~~Adam B. Frankel~~Allison M. Fergus, being the Secretary of Genesee & Wyoming Inc., hereby certifies that:

I. The name of the corporation is Genesee & Wyoming Inc. It was originally incorporated under the name Genesee and Wyoming Industries, Inc.

II. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 1, 1977.

III. The original Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation, which was filed with the Secretary of State on March 15, 2004.

III. This Restated Certificate of Incorporation, which amends and restates the ~~original~~Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections ~~228,~~ 242 and 245 of the General Corporation Law of the State of Delaware.

IV. The Restated Certificate of Incorporation of the corporation ~~shall~~is hereby further amended and restated to read in its entirety as follows:

~~RESTATED~~

~~CERTIFICATE OF INCORPORATION~~

~~OF~~

~~GENESEE & WYOMING INC.~~

1. Name. The name of the Corporation is Genesee & Wyoming Inc.

2. Registered Agent. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at such address is The Corporation Trust Company.

3. Purposes. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4. Capitalization. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ~~One Hundred and Eight Million (108,000,000),consisting of Ninety Million (90,000,000~~two hundred thirteen million (213,000,000), consisting of one hundred eighty million (180,000,000) shares of Class A Common Stock, par value $.01 per share (the “Class A Common”); ~~Fifteen Million (15,000,000)~~thirty million (30,000,000) shares of Class B Common Stock, par value $.01 per share (the “Class B Common” and together with the Class A Common, the “Common Stock”); and three million (3,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

A. Common Stock.

The Class A Common and the Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations of the Class A Common and the Class B Common are as follows:

(a) Voting Rights. The holders of Class A Common and Class B Common shall have the following rights:

(i) The holders of Class A Common and Class B Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

(ii) On all other matters, the holders of Class A Common and Class B Common shall vote together as a single class, provided that the holders of Class A Common shall have one vote per share and the holders of Class B Common shall have ten votes per share.

(iii) There shall be no cumulative voting of any shares of either the Class A Common or the Class B Common.

(b) Conversion.

(i) No Conversion of Class A Common. The Class A Common shall not be convertible into any class of the securities of the Corporation.

(ii) Voluntary Conversion of Class B Common. Each holder of record of a share of Class B Common may at any time or from time to time, without cost to such holder and at such holder’s option, convert any whole number or all of such holder’s shares of Class B Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class B Common surrendered for conversion. Any such conversion may be effected by any holder of Class B Common by surrendering such holder’s certificate or certificates for the shares of Class B Common to be converted, duly endorsed, at the office of the corporation or the office of any transfer agent for the Class A Common, together with a written notice to the Corporation at such office that such holder elects to convert all or a specific number of such shares of Class B Common. Thereafter, the Corporation shall cause its transfer agent to issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common to which such holder shall be entitled as aforesaid. Such conversion shall be made as of the close of business on the tenth business day following the date of such surrender, and the person or persons entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(iii) Automatic Conversion of Class B Common Upon Certain Transfers. Upon any transfer, other than an Excluded Transfer (as hereinafter defined), of a share or shares of Class B Common by the holder of record thereof, such share or shares of Class B Common shall automatically convert into and become an equal number of shares of Class A Common. For purposes of this Article 4(A)(b)(iii), the term “Excluded Transfers” shall mean: (a) any transfer to an individual or entity that is, at the time of such transfer, a holder of record of any shares of Class B Common or an “Executive Officer” (as hereinafter defined) of the Corporation; (b) any transfer by gift to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof; or (c) any transfer to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder or record. For purposes of this Article 4(A)(b)(iii), the term “Executive Officer” shall mean an officer of the Corporation within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended. The transferor of the Class B Common shall surrender the certificate or certificates representing the transferred shares at the principal office of the Corporation at any time during normal business hours, together with (a) a written notice stating that such holder has transferred the shares, or a stated number of the shares, represented by such certificate or certificates and (b) a written statement advising as to whether or not the transfer is an Excluded Transfer. In the event that, according to such statement, the transfer is an Excluded Transfer, the transferor shall also deliver to the Corporation proof acceptable to the Corporation and its counsel of the nature of the Excluded Transfer. If the transferor does not claim an Excluded Transfer, the transfer of shares and automatic conversion of shares of Class B Common into shares of Class A Common under this Article 4(A)(b)(iii) shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common and delivers such notice, and at such time the rights of the holder of record of the converted shares of Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued because of the conversion shall be deemed to have become the holder or holders of record of the Class A Common represented thereby. If the transferor claims an Excluded Transfer, the transfer shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common, but only following the determination by the Corporation and its counsel that the proof of Excluded Transfer submitted by the transferor is acceptable. In the event the transferor claims an Excluded Transfer and the Corporation and its counsel determine that the submitted proof is not acceptable, the Corporation shall so advise the transferor by written notice accompanied by any share certificates and stock powers previously tendered by the transferor.

(iv) Reserves of Class A Common. The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common, such number of shares of Class A Common as shall be issuable upon the conversion of all outstanding shares of Class B Common, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

(c) Dividends. Subject to the rights of the Class A Common and the Class B Common set forth in Article 4(A)(e) hereof: (i) the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend payable in cash, in property or in shares of Class A Common on only the Class A Common or on both the Class A Common and the Class B Common; (ii) no dividends may be declared payable (1) in shares of Class B Common or (2) only to holders of Class B Common; and (iii) if a dividend is to be paid on the Class B Common, a dividend shall also be paid on the Class A Common such that the market price of the dividend paid on each share of the Class A Common exceeds the market price of the dividend paid on each share of Class B Common by ten percent (rounded up, if necessary, to the nearest one-hundredth of a cent).

(d) Rights Upon Liquidation. Holders of Class A Common and Class B Common shall have identical rights in the event of liquidation of the Corporation, and shall be treated as a single class for purposes thereof.

(e) Other Terms. Neither the Class A Common nor the Class B Common may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common or Class B Common must be identical to that received by holders of the other class. Holders of Common Stock are not entitled to preemptive rights, and neither the Class A Common nor the Class B Common is subject to redemption.

B. Preferred Stock.

~~(1) Board Authorization of Preferred Stock~~

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate of designations pursuant to the ~~applicable law of the State of Delaware~~General Corporation Law (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers~~,~~ (including voting powers, if any), preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of all of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

~~(2) Series A Preferred Stock~~

~~The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the 4.0% Senior Redeemable Convertible Preferred Stock, Series A, par value $.01 per share, are as follows:~~

~~(a) Designation and Number.~~

~~(i) The shares of such series shall be designated as 4.0% Senior Redeemable Convertible Preferred Stock, Series A (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 25,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series A Preferred Stock or shares of Series A Preferred Stock which may be issued pursuant to the Stock Purchase Agreement (as defined below).~~

~~(ii) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock.~~

~~(iii) Capitalized terms used in this Article 4(B)(2) and not otherwise defined shall have the meanings set forth in Article 4(B)(2)(j). In the event that a capitalized term is defined in this Restated Certificate of Incorporation more than once, all capitalized terms used in Article 4(B)(2) shall have the meanings set forth in Article 4(B)(2)(j).~~

~~(b) Dividends and Distributions.~~

~~(i) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 4.0% calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to in Article 4(B)(2) as a “Quarterly Dividend Payment Date”), commencing on the first such Quarterly Dividend Payment Date to occur after the Issue Date with respect to such shares; provided, however, that with respect to such first Quarterly Dividend Payment Date to occur after the Issue Date with respect to such shares, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, a cash dividend in respect of each share of Series A Preferred Stock in the amount of (i) $10, multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 90.~~

~~(ii) Dividends payable pursuant to Article 4(B)(2)(b)(i) with respect to any shares of Series A Preferred Stock shall begin to accrue from the Issue Date with respect to such shares, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.~~

~~(iii) In addition to the dividends or distributions on the Series A Preferred Stock described in Article 4(B)(2)(b)(i), in the event that the Corporation shall declare a dividend (other than a Regular Dividend) or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, “poison pill” or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Series A Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.~~

~~(iv) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in Article 4(B)(2).~~

~~(c) Voting Rights.~~

~~In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:~~

~~(i) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series A Preferred Stock into Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.~~

~~(ii) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:~~

~~(1) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of Senior Stock, Parity Stock or Class B Common Stock;~~

~~(2) authorize, increase the authorized number of shares of or issue any shares of any other class or classes of capital stock having an optional or mandatory redemption earlier than December 12, 2008;~~

~~(3) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock, Parity Stock, Junior Stock or Senior Stock in a way that would adversely affect the preferences, rights or powers of the Series A Preferred Stock or amend the terms of any class of capital stock of the Corporation to provide that such class of capital stock has an optional or mandatory redemption date earlier than December 12, 2008;~~

~~(4) amend or alter the Restated Certificate of Incorporation so as to affect the shares of Series A Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation or by reclassifying any capital stock into Senior Stock or Parity Stock; or~~

~~(5) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock.~~

~~(iii) (1) The foregoing right of holders of shares of Series A Preferred Stock to take any action as provided in Article 4(B)(2)(c)(ii) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series A Preferred Stock held for such purpose as provided in Article 4(B)(2) or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.~~

~~(2) The President of the Corporation may call, and upon the written request of holders of record of at least 25% of the outstanding shares of Series A Preferred Stock, addressed to~~

~~the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided in Article 4(B)(2)(c)(ii). The subject matter of such meeting shall relate solely to the matters set forth in Article 4(B)(2)(c)(ii). Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.~~

~~(3) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any meeting at which a quorum of the holders of shares of Series A Preferred Stock is not present, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.~~

~~For taking of any action as provided in Article 4(B)(2)(c)(ii) by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series A Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in Article 4(B)(2)(c).~~

~~(d) Certain Restrictions.~~

~~(i) Whenever quarterly dividends payable on shares of Senior Stock are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Senior Stock shall have been paid in full or declared and set apart for payment or whenever the Corporation shall not have redeemed or converted shares of Senior Stock at a time required by the designations of such Senior Stock, at such time and thereafter until all redemption, conversion and obligations that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Series A Preferred Stock, Parity Stock or Junior Stock or (B) declare or pay dividends, or make any distributions, on any shares of stock ranking pari passu with such Senior Stock, except dividends or distributions paid ratably on the Senior Stock and stock ranking pari passu with such Senior Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Senior Stock and such stock ranking pari passu with such Senior Stock are then entitled.~~

~~(ii) Whenever quarterly dividends payable on shares of Series A Preferred Stock as provided in Article 4(B)(2)(b) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment or whenever the Corporation shall not have redeemed or converted shares of Series A Preferred Stock at a time required by Articles 4(B)(2)(e) or 4(B)(2)(h), at such time and thereafter until all redemption conversion and~~

~~obligations provided in Articles 4(B)(2)(e) or 4(B)(2)(h) that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.~~

~~(iii) Whenever dividends payable on shares of Series A Preferred Stock as provided in Article 4(B)(2)(b) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed or converted shares of Series A Preferred Stock at a time required by Articles 4(B)(2)(e) or 4(B)(2)(h), at such time and thereafter until all redemption conversion and obligations provided in Articles 4(B)(2)(e) or 4(B)(2)(h) that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series A Preferred Stock and shares of such Parity Stock.~~

~~(iv) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Article 4(B)(2)(d)(iii), purchase such shares at such time and in such manner.~~

~~(e) Redemption; Change of Control.~~

~~(i) Optional Redemption. Except as otherwise set forth in this Article 4(B)(2)((e), the Corporation shall not have any right to redeem any shares of Series A Preferred Stock prior to the fourth anniversary of the Original Issue Date. On and after the fourth anniversary of the Original Issue Date, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series A Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an “Optional Redemption Date”) at a price per share (the “Optional Redemption Price”) equal to (A) the Liquidation Preference plus (B) all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.~~

~~(ii) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter) (the “Mandatory Redemption Date”), all remaining shares of Series A Preferred Stock then outstanding, for an amount per share (the “Mandatory Redemption Price”) equal to (A) the Liquidation Preference plus (B) all accrued but unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds. Prior to authorizing or making such redemption, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the~~

~~Series A Preferred Stock payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series A Preferred Stock then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series A Preferred Stock, which shares to be redeemed shall be allocated pro rata among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series A Preferred Stock required to be redeemed pursuant to this Article 4(B)(2)(e)(the “Mandatory Redemption Obligation”), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series A Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.~~

~~(iii) Change of Control. If, on or prior to the fourth anniversary of the Original Issue Date, a Change of Control occurs, a holder of Series A Preferred Stock may at its option require the Corporation to redeem all or a portion of the holder’s shares of Series A Preferred Stock on the Control Redemption Date (as hereafter defined) at a price per share (the “Control Redemption Price”) equal to (A) 101% of the Liquidation Preference plus (B) all accrued and unpaid dividends thereon to the Control Redemption Date, whether or not declared or payable, in immediately available funds. (The Control Redemption Price, Optional Redemption Price and Mandatory redemption Price are sometimes referred to as the “Applicable Redemption Price.” The Control Redemption Date, Optional Redemption Date, and Mandatory Redemption Date are sometimes referred to as the “Applicable Redemption Date.”)~~

~~(iv) Notice.~~

~~(1) The Corporation will provide notice to holders of record of the Series A Preferred Stock (x) of any redemption pursuant to Articles 4(B)(2)(e)(i) or(4)(B)(2)(e)(ii) not less than 30 nor more than 60 days prior to the date fixed for such redemption (a “Redemption Notice”) and (y) of any Change of Control within 10 days of such Change of Control (a “Change of Control Notice”). Any Redemption Notice provided pursuant to this Article 4(B)(2)(e)(iv) shall be provided by first-class mail postage prepaid, to each holder of record of the Series A Preferred Stock, at such holder’s address as it appears on the stock transfer books of the Corporation and, in addition, any Notice provided pursuant to clause (x) of this Article 4(B)(2)(e)(iv) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement).~~

~~(2) Each Redemption Notice shall state, as appropriate, (x) the Applicable Redemption Date; (y) that all the shares of Series A Preferred Stock will be redeemed; and (z) the Optional Redemption Price or Mandatory Redemption Price.~~

~~(3) Each Change of Control Notice shall state that: (w) a Change of Control has occurred and the holder of the Series A Preferred Stock has the option of requiring the Corporation to redeem all or any portion of its shares of Series A Preferred Stock; (x) any shares of Series A Preferred Stock not tendered for redemption will remain outstanding and continue to accrue dividends; (y) the Control Redemption Price; and (z) the date on which the Corporation must redeem the shares (the “Control Redemption Date”), which shall be not later than 45 days from the date the Change of Control Notice is mailed.~~

~~(4) In addition, each Redemption Notice and Change of Control Notice shall state, as appropriate, the place or places where certificates for such shares are to be surrendered for redemption; (w) the amount of full cumulative dividends per share of Series A Preferred Stock to be redeemed up to but excluding the Applicable Redemption Date, and that dividends on shares of Series A Preferred Stock to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to Article 4(B)(2)(e)(vi) below; (y) the then-effective Conversion Price; and (z) that the right of holders to convert shares of Series A Preferred Stock to be redeemed will terminate at the close of business on the Business Day next preceding the Applicable Redemption Date (unless the Corporation shall default in the payment of the Applicable Redemption Price).~~

~~Any Notice that is mailed and published pursuant to clause (1) shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series A Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.~~

~~(v) Mechanics of Redemption. Upon surrender of the certificate for any shares redeemed pursuant to Articles 4(B)(2)(e)(i), 4(B)(2)(e) (ii) or 4(B)(2)(e) (iii) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.~~

~~(vi) Redemption Funds. On the date of any redemption being made pursuant to Article 4(B)(2)(e), the Corporation shall, and at any time after mailing the Redemption Notice or Change of Control Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series A Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500 million, with instructions to such bank or trust company to pay the full redemption amounts as provided in Article 4(B)(2) to the holders of shares of Series A Preferred Stock upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of twelve months from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series A Preferred Stock so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided in Article 4(B)(2).~~

~~(vii) Rights After Redemption. Notice of redemption having been given as provided in Article 4(B)(2)(e)(iv), upon the deposit pursuant to Article 4(B)(2)(e)(vi) of the full redemption amounts as provided in Article 4(B)(2) in respect of all shares of Series A Preferred Stock then surrendered in accordance with Article 4(B)(2)(e)(v), from and after the Applicable Redemption Date: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive the full redemption amounts as provided in Article 4(B)(2) without interest thereon and the right to convert such shares of Series A Preferred Stock at any time on or prior to the Business Day next preceding the Applicable Redemption Date. If the funds deposited are not sufficient for redemption of the shares of the Series A Preferred Stock that were to be redeemed, then (a) in the case of redemption pursuant to Article 4(B)(2)(e)(i), no certificates evidencing any shares of Series A Preferred Stock shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series A Preferred Stock shall continue to be those of holders of shares of the Series A Preferred Stock or (b) in the case of redemption pursuant to Articles 4(B)(2)(e)( ii) or Article 4(B)(2)(e)(iii), certificates evidencing shares of Series A Preferred Stock for which the Applicable Redemption Price has not been deposited in full shall not be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series A Preferred Stock shall continue to be those of holders of shares of the Series A Preferred Stock.~~

~~(f) Reacquired Shares.~~

~~Any shares of Series A Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Series A Preferred Stock or other Parity Stock unless all of the shares of Series A Preferred Stock shall have already been redeemed or converted or such issuance is approved in accordance with the terms contained in Article 4(B)(2).~~

~~(g) Liquidation, Dissolution or Winding Up.~~

~~(i) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the~~

~~Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:~~

~~(1) to the holders of Series A Preferred Stock, Parity Stock or Junior Stock unless, prior thereto, the holders of Senior Stock shall have received the total amounts to which such holders are entitled upon such liquidation, dissolution or winding up,~~

~~(2) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Article 4(B)(2)(h), shall have received the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or~~

~~(3) to the holders of shares of Parity Stock, except distributions made ratably on the Series A Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.~~

~~(ii) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article 4(B)(2)(g).~~

~~(h) Voluntary Conversion.~~

~~(i) Any holder of Series A Preferred Stock shall have the right, at its option and, provided that all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired or terminated, at any time and from time to time, to convert, subject to the terms and provisions of this Article 4(B)(2)(h), any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal, subject to Article 4(B)(2)(h)(vii), to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for redemption, such right shall terminate on the Business Day next preceding the Applicable Redemption Date, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The Conversion Price shall be $23.00, subject to adjustment as set forth in Article 4(B)(2)(h)(iv). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Article 4(B)(2)(h)(xi). All shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series A Preferred Stock shall be issued in lieu thereof.~~

~~(ii) As promptly as practicable after the surrender, as provided in Article 4(B)(2), of any shares of Series A Preferred Stock for conversion pursuant to Article 4(B)(2)(h)(i), the Corporation shall deliver to, or upon the written order of, the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of~~

~~Class A Common Stock into which such shares of Series A Preferred Stock may be or have been converted in accordance with the provisions of this Article 4(B)(2)(h). Subject to the following provisions of this paragraph and of Article 4(B)(2)(h)(iv), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series A Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Class A Common Stock deliverable upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Class A Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Class A Common Stock deliverable upon such conversion as the record holder or holders of such Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at the close of business on the date that such shares of Series A Preferred Stock shall have been surrendered in satisfactory form for conversion.~~

~~(iii) To the extent permitted by law, when shares of Series A Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.~~

~~(iv) The Conversion Price shall be subject to adjustment as follows:~~

~~(1) In case the Corporation shall at any time or from time to time after the Original Issue Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in Article 4(B)(2)(b)(iii)) on the outstanding shares of Class A Common Stock in capital stock (which, for purposes of this Article 4(B)(2)(h)(iv) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in Article 4(B)(2)(b)(iii)) on the outstanding shares of Class A Common Stock in securities of the Corporation pursuant to a shareholder rights plan, “poison pill” or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Article 4(B)(2)(e)(iv)(1) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such~~

~~dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to he close of business on the day upon which such corporate action becomes effective.~~

~~(2) In case the Corporation shall at any time or from time to time after the Original Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Class A Common Stock, or any options, warrants or other rights to acquire shares of Class A Common Stock) for a consideration per share less than either the Conversion Price or the Current Market Price per share of Class A Common Stock (in each case, then in effect at the record date or issuance date, as the case may be (the “Date”)) (treating the price per share of any security convertible or exchangeable or exercisable into Class A Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Class A Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock divided by (B) the number of shares of Class A Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Class A Common Stock outstanding on the Date plus the number of additional shares of Class A Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock outstanding on the Date plus the number of shares of Class A Common Stock which the aggregate consideration for the total number of such additional shares of Class A Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the greater of the Conversion Price or Current Market Price per share of Class A Common Stock on the Date, as the case may be. Notwithstanding the foregoing, the Conversion Price shall not be adjusted where, pursuant to an arms’ length transaction with a non-Affiliate, the Corporation issues shares of Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock or any options, warrants or other rights to acquire Class A Common Stock) for a consideration per share less than either the Conversion Price then in effect or the Current Market Price per share of Class A Common Stock if issued as all or a portion of the purchase price for the stock or assets of another corporation.~~

~~Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date (“issuance date”) of such issuance; provided that:~~

~~(A) the determination as to whether an adjustment is required to be made pursuant to this Article 4(B)(2)(h)(iv)(2) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;~~

~~(B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to Article 4(B)(2)(h)(iv)(1) or this Article 4(B)(2)(h)(iv)(2) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Class A Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Class A Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and~~

~~(C) no adjustment in the Conversion Price shall be made pursuant to this Article 4(B)(2)(h)(iv)(2) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Article 4(B)(2)(h)(iv)(1).~~

~~(3) In case the Corporation shall at any time or from time to time after the Original Issue Date distribute to all holders of shares of its Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Class A Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series A Preferred Stock in the manner provided in Article 4(B)(2)(b)(iii), (B) Regular Dividends, and (C) dividends payable in shares of Class A Common Stock (or any options, warrants or other rights to acquire Class A Common Stock) for which adjustment is made under Article 4(B)(2)(h)(iv)(1)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Article 4(B)(2)(h)(iv)(2) or those in respect of which an adjustment in the Conversion Price is made pursuant to Articles 4(B)(2)(h)(iv)(1) or (2)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Class A Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Class A Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.~~

~~(4) In case the Corporation, at any time or from time to time after the Original Issue Date, shall take any action affecting its Class A Common Stock similar to or having an effect similar to any of the actions described in any of Article 4(B)(2)(h)(iv)(1) through Article 4(B)(2)(h)(iv)(3), inclusive, or Article 4(B)(2)(h)(viii) (but not including any action described in any such Article) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series A Preferred Stock).~~

~~(5) Notwithstanding anything contained in Article 4(B)(2) to the contrary, no adjustment under this Article 4(B)(2)(h)(iv) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.~~

~~(6) Notwithstanding anything contained in Article 4(B)(2) to the contrary, no adjustment under this Article 4(B)(2)(h)(iv) shall be made upon the grant of options pursuant to the Corporation’s 1996 Stock Option Plan and Stock Option Plan for Outside Directors, in each case as in effect on October 19, 2000, plus additional options not exceeding 480,000 options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Class A Common Stock upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Stock on the date such options were granted.~~

~~(v) If the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.~~

~~(vi) Promptly following any increase or decrease in the Conversion Price, the Corporation shall deliver to each registered holder of Series A Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.~~

~~(vii) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Class A Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.~~

~~(viii) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a “Transaction”), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series A Preferred Stock at least 5 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities(of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4(B)(2)(h). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Class A Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series A Preferred Stock upon conversion of the shares of Series A Preferred Stock as provided above. The provisions of this Article 4(B)(2)(h)(viii) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.~~

~~(ix) In case at any time or from time to time after the Original Issue Date:~~

~~(A) the Corporation shall declare a dividend (other than a Regular Dividend) (or any other distribution) on its Class A Common Stock;~~

~~(B) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants, other than pursuant to the grant of options for which, as specified in Article 4(B)(2)(h)(iv)(6), no adjustment is to be made;~~

~~(C) there shall be any reclassification of the Class A Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or~~

~~(D) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 5 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale,~~

~~conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.~~

~~(x) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock pursuant to Article 4(B)(2)(h)(i) such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.~~

~~(xi) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Series A Preferred Stock pursuant to Article 4(B)(2)(h)(i) shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.~~

~~(xii) The Corporation may, one time only, at its option, reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. When the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the reduction of at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. Notwithstanding the foregoing, any such voluntary reduction of the Conversion Price shall not be deemed to change or adjust the Conversion Price for purposes of Article 4(B)(2)(h)(iv) above.~~

~~(i) Certain Remedies.~~

~~Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Article 4(B)(2) of this Restated Certificate of Incorporation and to enforce specifically the terms and provisions of Article 4(B)(2) of this Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.~~

~~(j) Definitions.~~

~~For the purposes of Article 4(B)(2) of this Restated Certificate of Incorporation, the following terms shall have the meanings indicated:~~

~~“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that “Affiliate” shall not include the 1818 Fund III, L.P. or any Affiliate of the 1818 Fund III, L.P.~~

~~“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.~~

~~A “Change of Control” of the Corporation shall mean such times as:~~

~~(i) Any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Fuller Immediate Family, is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (including the Series A Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term “beneficial owner” shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);~~

~~(ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term “Continuing Director” shall mean any member of the Board of Directors on the Initial Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.~~

~~(iii) The shareholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock (excluding the holders of Series A Preferred Stock) of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of either the combined voting power or the total number of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;~~

~~(iv) The stockholders of the Corporation shall have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;~~

~~(v) Any transaction occurs, the result of which is that the Class A Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Class A Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or~~

~~(vi) Immediately after any merger, consolidation, recapitalization or similar transaction, any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in~~

~~such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided that any such recapitalization shall not be considered a Change of Control if the holders of the Series A Preferred Stock shall have been given the right to participate on at least a pari passu basis.~~

~~“Class A Common Stock” shall mean the Class A Common Stock of the Corporation, par value $.01 per share, and having one vote per share.~~

~~“Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.01 per share, and having ten votes per share.~~

~~“Common Stock” shall mean and include the Class A Common Stock and the Class B Common Stock and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.~~

~~“Current Market Price” per share shall mean, on any date specified in Article 4(B)(2) for the determination thereof, (a) the average daily Market Price of the Class A Common Stock for those days during the period of 5 days, ending on such date, which are Trading Days, and (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.~~

~~“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.~~

~~“Fair Market Value” shall mean (x) if available, the Current Market Price (determined without reference to the last sentence of the definition of Market Price) or (y) if there shall be no Current Market Price available, the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction (assuming (i) that the Common Stock is valued “as if fully distributed” and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).~~

~~“Fuller Immediate Family” shall mean Mortimer B. Fuller, III, his interest in his father’s estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly.~~

~~“Junior Stock” shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock including, without limitation, the Common Stock.~~

~~“Liquidation Preference” with respect to a share of Series A Preferred Stock shall mean $1,000.00.~~

~~“Market Price” shall mean, per share of Class A Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities~~

~~exchange on which the Class A Common Stock is then listed or admitted to trading; (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of the Class A Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least a majority of the outstanding shares of the Series A Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation’s expense), in which event Fair Market Value shall be as determined by such investment banking firm.~~

~~“NASDAQ” shall mean the National Market System of the NASDAQ Stock Market.~~

~~“NYSE” shall mean the New York Stock Exchange, Inc.~~

~~“Original Issue Date” shall mean December 12, 2000.~~

~~“Parity Stock” shall mean any capital stock of the Corporation, including the Series A Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.~~

~~“Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.~~

~~“Regular Dividend” shall mean a cash dividend on the Common Stock declared by the Board of Directors of the Corporation with respect to the most recently completed quarter of the fiscal year of the Corporation (the “Quarter”), that satisfies either of the following conditions: (i) the product of four times the per share amount of such Common Stock cash dividend declared with respect to such Quarter is less than or equal to 110% of the aggregate per share amounts of the Common Stock cash dividends declared and paid with respect to the immediately preceding four fiscal quarters or (ii) the aggregate per share amounts of Common Stock cash dividends declared with respect to such Quarter and the immediately preceding three fiscal quarters is less than or equal to 10% of the consolidated net income of the Corporation and its Subsidiaries per share of Common Stock (as determined in accordance with generally accepted accounting principles) for the 12-month period ending on the last day of such Quarter. In the case of a cash dividend on the Common Stock declared by the Board of Directors of the Corporation with respect to semi-annual or annual period during which no quarterly cash dividends were declared, the preceding formula will be adjusted and applied appropriately to determine whether such cash dividend is a Regular Dividend.~~

~~“Senior Stock” shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.~~

~~“Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated October 19, 2000, by and between the Corporation and The 1818 Fund III, L.P., as the same may be amended from time to time.~~

~~“Subsidiary” shall mean, with respect to any person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest in owned, directly or indirectly, by such persons.~~

~~“Trading Days” shall mean a day on which the national securities exchanges are open for trading.~~

~~(k) Modification or Amendment.~~

~~Except as specifically set forth in Article 4(B)(2), modifications or amendments to Article 4(B)(2) of this Restated Certificate of Incorporation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series A Preferred Stock Designation.~~

5. Perpetual Existence. The Corporation is to have perpetual existence.

6. By-laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

7. Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

8. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. Liability to Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the ~~Delaware~~ General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. If the ~~Delaware~~ General Corporation Law is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the ~~Delaware~~ General Corporation Law as so amended. No repeal or modification of the foregoing provisions of this Article 9 nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

10. Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the ~~Delaware~~ General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section (b) of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Article 10 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the ~~Delaware~~ General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article 10 or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under Section (a) of this Article 10 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (other than a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set ~~froth~~ forth in the ~~Delaware~~ General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the ~~Delaware~~ General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the ~~Delaware~~ General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such a suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to such indemnification or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

(c) Non-Exclusive Rights. The rights to indemnification and to the advancement of expenses conferred by this Article 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Restated Certificate of Incorporation, as amended or supplemented, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the ~~Delaware~~General Corporation Law.

(e) Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

11. Super-Majority Voting Requirement.

(a) Without the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the Common Stock of the Corporation entitled to vote thereon (voting together as one class), the Corporation shall not:

(i) consolidate with or merge into or with any other Person (as hereinafter defined) unless the Corporation is the survivor of such consolidation or merger and no Change of Control (as hereinafter defined) has occurred thereby; or

(ii) sell, lease, exchange, transfer (by liquidation or otherwise), or otherwise dispose of all or substantially all of its properties and assets (or the properties and assets of all of its Subsidiaries (as hereinafter defined), taken as a whole) to any Person or Persons, whether in a single transaction or a series of related transactions; or

(iii) amend or otherwise modify or repeal this Article 11.

(b) For the purposes of this Article 11, the following terms shall have the following meanings:

(i) “Affiliate” of a Person is any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

(ii) “Change of Control” shall be deemed to have occurred if and when any Person or Persons shall become the beneficial owner or owners, directly or indirectly, of shares of the Class A Common and/or the Class B Common which represent 50 percent or more of the votes represented by all outstanding shares of Class A Common and Class B Common.

(iii) “Control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(iv) “Person” means and includes any individual, partnership, corporation, trust, unincorporated organization or other entity, and any government or governmental authority, agency or political subdivision thereof. The term “Persons” shall include a Person and all Affiliates of such Person. The term “Person” and “Persons” shall also include any person or group of persons within the meaning of the Securities Exchange Act of 1934, as amended.

(v) “Subsidiaries” means, with respect to the Corporation, all corporations, partnerships, joint ventures, trusts and other entities of which the Corporation, directly or indirectly, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

12. Relevant Considerations. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, general agents, and other customers and creditors of the Corporation and its subsidiaries, communities in which offices or other establishments of the Corporation are located, the economy of the state and nation, and the long-term as well as the short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and all other pertinent factors.

13. Classified Board of Directors. The Board of Directors shall be and are divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director, until his successor shall be elected and qualified or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders, the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

IN WITNESS WHEREOF, ~~I have signed~~the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this             ~~day of             , 2004.~~

~~----------------------------------— Adam B. Frankel, Secretary~~

            day of May, 2011.

Genesee & Wyoming Inc.

By:

Allison M. Fergus

Secretary

GENESEE G & W

WYOMING

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

11:59 Proxies p.m. submitted Eastern by Time the on Internet May 25, or 2011. telephone must be received by

Vote by Internet

Log on to the Internet and go to www.investorvote.com/GWR

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote “FOR” the election of the director nominees below and “FOR” Proposals

2, 3, 4 and 6 and a vote for “3 YRS” on Proposal 5.

1. Election of Directors:

01 - Mortimer B. Fuller III

For Withhold For Withhold For Withhold

02 - John C. Hellmann

03 - Robert M. Melzer

2. Proposal Restated to 2004 ratify Omnibus the adoption Incentive of the Plan. Second Amended and

4. Say executive on Pay compensation. - A non-binding, advisory vote on

6. Proposal as the Company’s to ratify the independent selection of registered PricewaterhouseCoopers public accounting LLP firm for the fiscal year ending December 31, 2011.

For Against Abstain

3. Proposal the Company’s to approve Restated the amendment Certificate of and Incorporation. restatement of

5. Say on the When frequency on Pay of - future A non-binding, advisory advisory votes on vote executive compensation.

For Against Abstain

1 Yr 2 Yrs 3 Yrs Abstain

7. In other their business discretion, as may the proxies properly are come authorized before the to vote Annual upon Meeting. such

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01AUNC

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet in accordance with the instructions on the reverse side of this card, please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Computershare, so that your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, do not mail this proxy card.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GENESEE G & W

WYOMING

Proxy — Genesee & Wyoming Inc.

Annual Meeting of Stockholders to be held on Thursday, May 26, 2011

This Proxy is solicited on behalf of the Board of Directors for the 2011 Annual Meeting of Stockholders

The undersigned hereby appoints MARK W. HASTINGS and TIMOTHY J. GALLAGHER, and each of them, proxies for the undersigned, with full power of substitution, to represent and vote as designated on the reverse side of this card, all shares of the Class A Common Stock and all shares of the Class B Common Stock (if any), of GENESEE & WYOMING INC. (the “Company”) held of record by the undersigned on April 1, 2011 at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, on Thursday, May 26, 2011 at 10:00 a.m., local time, or at any adjournment or postponement thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement describing more fully the proposals set forth herein.

This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the three nominees for directors listed on the reverse side of this card and, unless otherwise specified, FOR Proposal 2, 3, 4 and 6 and for 3 YRS on Proposal 5, listed on the reverse side of this card and described in the accompanying Proxy Statement. The proxies, in their discretion, are authorized to vote upon other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE (CONTINUED AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)